FACILITY B
                                 LOAN AGREEMENT
                                       FOR
                      $300,000,000 364-DAY CREDIT FACILITY

                                      AMONG

                       UNITED VIDEO SATELLITE GROUP, INC.,

                           The Financial Institutions
                            defined as Lenders herein

                                       and

                            BANK OF AMERICA NATIONAL
                         TRUST AND SAVINGS ASSOCIATION,
                            as Administrative Agent,

                                      with
                            TD SECURITIES (USA) INC.,
                              as Syndication Agent,

                                       and

                       THE BANK OF NEW YORK COMPANY, INC.
                             as Documentation Agent



                                  March 1, 1999

                                TABLE OF CONTENTS


                                                                                                               Page

ARTICLE 1 - Definitions...........................................................................................1


ARTICLE 2 -Loans.................................................................................................20

    SECTION 2.1    THE FACILITY B LOANS..........................................................................20
    SECTION 2.2    MANNER OF BORROWING AND DISBURSEMENT..........................................................21
    SECTION 2.3    INTEREST......................................................................................23
    SECTION 2.4    FEES..........................................................................................27
    SECTION 2.5    REDUCTION OF COMMITMENT.......................................................................27
    SECTION 2.6    PREPAYMENT....................................................................................28
    SECTION 2.7    REPAYMENT.....................................................................................28
    SECTION 2.8    NOTES; LOAN ACCOUNTS..........................................................................29
    SECTION 2.9    MANNER OF PAYMENT.............................................................................29
    SECTION 2.10   REIMBURSEMENT.................................................................................30
    SECTION 2.11   APPLICATION OF PROCEEDS.......................................................................31
    SECTION 2.12   CAPITAL ADEQUACY..............................................................................32
    SECTION 2.13   LENDER TAX FORMS..............................................................................32

ARTICLE 3 - Conditions Precedent.................................................................................33

    SECTION 3.1    CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT............................................33
    SECTION 3.2    CONDITIONS PRECEDENT TO EACH ADVANCE..........................................................35

ARTICLE 4 - Representations and Warranties.......................................................................36

    SECTION 4.1    REPRESENTATIONS AND WARRANTIES................................................................36
    SECTION 4.2    SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC...............................................42

ARTICLE 5 - General Covenants....................................................................................42

    SECTION 5.1    PRESERVATION OF EXISTENCE AND SIMILAR MATTERS.................................................42
    SECTION 5.2    BUSINESS; COMPLIANCE WITH APPLICABLE LAW......................................................42
    SECTION 5.3    MAINTENANCE OF PROPERTIES.....................................................................43
    SECTION 5.4    ACCOUNTING METHODS AND FINANCIAL RECORDS......................................................43
    SECTION 5.5    INSURANCE.....................................................................................43
    SECTION 5.6    PAYMENT OF TAXES AND CLAIMS...................................................................43
    SECTION 5.7    VISITS AND INSPECTIONS........................................................................44
    SECTION 5.8    PAYMENT OF INDEBTEDNESS.......................................................................44
    SECTION 5.9    USE OF PROCEEDS...............................................................................44
    SECTION 5.10   ERISA.........................................................................................44
    SECTION 5.11   INDEMNITY.....................................................................................44
    SECTION 5.12   FURTHER ASSURANCES............................................................................45
    SECTION 5.13   BROKER'S CLAIMS...............................................................................45
    SECTION 5.14   COVENANTS REGARDING FORMATION OF SUBSIDIARIES AND ACQUISITIONS................................46
    SECTION 5.15   YEAR 2000 COMPLIANCE..........................................................................46
    SECTION 5.16   NON-GUARANTOR SUBSIDIARY DISTRIBUTIONS........................................................46

ARTICLE 6 - Information Covenants................................................................................47

    SECTION 6.1    QUARTERLY FINANCIAL STATEMENTS AND INFORMATION................................................47
    SECTION 6.2    ANNUAL FINANCIAL STATEMENTS AND INFORMATION; CERTIFICATE OF NO DEFAULT........................47
    SECTION 6.3    PERFORMANCE CERTIFICATES......................................................................48
    SECTION 6.4    COPIES OF OTHER REPORTS.......................................................................48
    SECTION 6.5    NOTICE OF LITIGATION AND OTHER MATTERS........................................................49
    SECTION 6.6    LOSS OF AGREEMENTS............................................................................49

                                       ii

ARTICLE 7 - Negative Covenants...................................................................................50

    SECTION 7.1    INDEBTEDNESS OF THE BORROWER..................................................................50
    SECTION 7.2    INVESTMENTS AND ACQUISITIONS..................................................................51
    SECTION 7.3    LIMITATION ON LIENS...........................................................................53
    SECTION 7.4    AMENDMENT AND WAIVER..........................................................................53
    SECTION 7.5    LIQUIDATION; DISPOSITION OR ACQUISITION OF ASSETS.............................................53
    SECTION 7.6    LIMITATION ON GUARANTIES......................................................................53
    SECTION 7.7    RESTRICTED PAYMENTS AND PURCHASES.............................................................54
    SECTION 7.8    LEVERAGE RATIO................................................................................54
    SECTION 7.9    FIXED CHARGE COVERAGE RATIO...................................................................55
    SECTION 7.10   INTEREST COVERAGE RATIO.......................................................................55
    SECTION 7.11   AFFILIATE TRANSACTIONS........................................................................55
    SECTION 7.12   ERISA LIABILITIES.............................................................................55
    SECTION 7.13   LIMITATION ON UPSTREAM DIVIDENDS BY SUBSIDIARIES..............................................55
    SECTION 7.14   LIMITATION ON PREPAYMENT OF SUBORDINATED DEBT.................................................56

ARTICLE 8 - Default..............................................................................................56

    SECTION 8.1    EVENTS OF DEFAULT.............................................................................56
    SECTION 8.2    REMEDIES......................................................................................58

ARTICLE 9 - The Administrative Agent.............................................................................60

    SECTION 9.1    APPOINTMENT AND AUTHORIZATION.................................................................60
    SECTION 9.2    DELEGATION OF DUTIES..........................................................................60
    SECTION 9.3    INTEREST HOLDERS..............................................................................60
    SECTION 9.4    CONSULTATION WITH COUNSEL.....................................................................60
    SECTION 9.5    DOCUMENTS.....................................................................................60
    SECTION 9.6    AGENTS AND AFFILIATES.........................................................................60
    SECTION 9.7    RESPONSIBILITY OF THE AGENTS..................................................................61
    SECTION 9.8    ACTION BY ADMINISTRATIVE AGENT................................................................61
    SECTION 9.9    NOTICE OF DEFAULT.............................................................................61
    SECTION 9.10   RESPONSIBILITY DISCLAIMED.....................................................................62
    SECTION 9.11   INDEMNIFICATION...............................................................................62
    SECTION 9.12   CREDIT DECISION...............................................................................63
    SECTION 9.13   SUCCESSOR ADMINISTRATIVE AGENT................................................................63

ARTICLE 10 -Change in Circumstances Affecting LIBOR Advances.....................................................64

    SECTION 10.1   LIBOR BASIS DETERMINATION INADEQUATE..........................................................64
    SECTION 10.2   ILLEGALITY....................................................................................64
    SECTION 10.3   INCREASED COSTS...............................................................................65
    SECTION 10.4   EFFECT ON OTHER ADVANCES......................................................................66

ARTICLE 11 - Miscellaneous.......................................................................................66

    SECTION 11.1   NOTICES.......................................................................................66
    SECTION 11.2   EXPENSES......................................................................................67
    SECTION 11.3   WAIVERS.......................................................................................68
    SECTION 11.4   SET-OFF.......................................................................................68
    SECTION 11.5   ASSIGNMENT....................................................................................69
    SECTION 11.6   COUNTERPARTS..................................................................................71
    SECTION 11.7   GOVERNING LAW.................................................................................71
    SECTION 11.8   SEVERABILITY..................................................................................71
    SECTION 11.9   HEADINGS......................................................................................71
    SECTION 11.10  INTEREST......................................................................................72
    SECTION 11.11  ENTIRE AGREEMENT..............................................................................72
    SECTION 11.12  AMENDMENT AND WAIVER..........................................................................72
    SECTION 11.13  OTHER RELATIONSHIPS...........................................................................72
    SECTION 11.14  CONFIDENTIALITY...............................................................................73
    SECTION 11.15  SURVIVAL OF VARIOUS PROVISIONS................................................................73
    SECTION 11.16  SENIOR DEBT...................................................................................73

ARTICLE 12 - Waiver of Jury Trial................................................................................74

    SECTION 12.1   WAIVER OF JURY TRIAL..........................................................................74

                                    Exhibits

Exhibit A         -   Form of Assignment and Assumption Agreement
Exhibit B         -   Form of Assignment of Notes
Exhibit C         -   Form of Borrower Pledge Agreement
Exhibit D         -   Form of Request for Advance
Exhibit E         -   Form of Facility B Note
Exhibit F         -   Form of Subsidiary Guaranty
Exhibit G         -   Form of Subsidiary Pledge Agreement
Exhibit H         -   Form Borrower Loan Certificate
Exhibit I         -   Form of Subsidiary Loan Certificate
Exhibit J-1       -   Form of Opinion of Borrower's Counsel
Exhibit J-2       -   Form of Opinion of FCC Counsel
Exhibit J-3       -   Form of Opinion of Borrower's Counsel in connection with
                      high yield offering
Exhibit J-4       -   Form of Opinion given in connection with TV Guide
                      Transaction

                                    Schedules

Schedule 1  -            Restricted Subsidiaries
Schedule 2  -            Litigation
Schedule 3  -            Indebtedness as of the Agreement Date
Schedule 4  -            Lenders' Addresses

                                   FACILITY B
                                 LOAN AGREEMENT
                                       FOR
                                  $300,000,000
                             364-Day Credit Facility
                                      among

                          UNITED SATELLITE GROUP, INC.,

                           The Financial Institutions
                            defined as Lenders herein

                                       and

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                            as Administrative Agent,

                                      with
                            TD SECURITIES (USA) INC.,
                              as Syndication Agent,

                                       and

                       THE BANK OF NEW YORK COMPANY, INC.
                             as Documentation Agent

                     Dated as of the 1st day of March, 1999

         WHEREAS, the Borrower (as defined below) has requested and the Lenders (as defined below) have agreed, subject to the terms and conditions set forth herein, to make available to the Borrower a $300,000,000 364- day credit facility that will convert into a term loan;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:


                                    ARTICLE 1

                       DefinitionsARTICLE 1 - Definitions.

         For the purposes of this Agreement:

         "Acquisition" shall mean (whether by purchase, exchange, issuance of stock or other equity or debt securities, merger, reorganization or any other method) (i) any acquisition by the Borrower or any of its Restricted Subsidiaries of any other Person, which Person shall then become consolidated with the Borrower or any such Restricted Subsidiary in accordance with GAAP, or
(ii) any acquisition by the Borrower or any of its Restricted Subsidiaries of all or any substantial part of the assets of any other Person.

         "Administrative Agent" shall mean Bank of America National Trust and Savings Association, in its capacity as Administrative Agent for the Lenders or any successor Administrative Agent appointed pursuant to Section 9.13 hereof.

         "Administrative Agent's Office" shall mean the office of the Administrative Agent located at the address set forth in Section 11.1 hereof, or such other office as may be designated pursuant to the provisions of Section
11.1 hereof.

         "Advance" shall mean amounts advanced by the Lenders to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing; and "Advances" shall mean more than one Advance.

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with the Borrower. For purposes of this definition, "control" when used with respect to any Person means the power to direct or cause the direction of the management and policies of such Person, whether by control or otherwise.

         "Agreement" shall mean this Loan Agreement, as amended, supplemented, restated or otherwise modified from time to time.

         "Agreement Date" shall mean March 1, 1999.

         "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limitation, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

         "Applicable Margin" shall mean the interest rate margin applicable to Base Rate Advances or LIBOR Advances, as the case may be, in each case determined in accordance with Section 2.3(g) hereof.

         "Arrangers" shall mean collectively, Bank of America National Trust and Savings Association, Toronto Dominion (Texas), Inc., The Bank of New York and Credit Lyonnais New York Branch.

         "Assignment and Assumption Agreement" shall mean any Assignment and Assumption Agreement in substantially the form of Exhibit A attached hereto, pursuant to which any Lender, as further provided in Section 11.5 hereof, sells a portion of its Facility B Loans and/or Facility B Commitments.

         "Assignment of Notes" shall mean any Assignment of Notes Agreement executed by the Borrower or any of its Restricted Subsidiaries in favor of the Administrative Agent substantially in the form of Exhibit B attached hereto.

         "Authorized Signatory" shall mean, with respect to any Person, such senior personnel of such Person as may be duly authorized and designated in writing by such Person to execute documents, agreements, and instruments on behalf of such Person.

         "Available Facility B Commitment" shall mean, as of any particular time, (a) the Facility B Commitment minus (b) the Facility B Loans then outstanding.

         "Base Rate" shall mean, at any time, a fluctuating interest rate per annum equal to the sum of (a) the higher of (i) the rate of interest adopted by Bank of America National Trust and Savings Association, as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by such bank as its "prime rate" (this prime rate being not necessarily the lowest rate of interest charged to borrowers of the Bank of America National Trust and Savings Association), or
(ii) the sum of (A) the Federal Funds Rate, plus (B) one-half of one percent (1/2%), plus (b) the Applicable Margin for Base Rate Advances. The Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the prime rate or the Federal Funds Rate, as the case may be, to account for such change, and shall also be changed as and when provided in Section 2.3(g) hereof to reflect changes in the Applicable Margin for Base Rate Advances.

         "Base Rate Advance" shall mean an Advance which bears interest at the Base Rate which the Borrower requests to be made as a Base Rate Advance or is reborrowed as a Base Rate Advance, in accordance with the provisions of Section
2.2 hereof, and which shall be in a principal amount of at least $500,000 and in an integral multiple of $100,000, except for a Base Rate Advance which is in an amount equal to the unused amount of the Facility B Commitment, which Advance may be in such amount.

         "Borrower" shall mean United Video Satellite Group, Inc., a Delaware corporation.

         "Borrower Pledge Agreement" shall mean the Borrower Pledge Agreement dated as of the Agreement Date given by the Borrower in favor of the Administrative Agent (for itself and for the benefit of the Lenders) by the Borrower substantially in the form of Exhibit C herein.

         "Business Day" shall mean a day on which banks and foreign exchange markets are open for the transaction of business required for this Agreement in London, England, Los Angeles, California and New York, New York, as relevant to the determination to be made or the action to be taken.

         "Capital Expenditures" shall mean in respect to any Person, expenditures for the purchase of tangible assets of long-term use, which would be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

         "Capital Stock" shall mean, as applied to any Person, any capital stock or ownership interests of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

         "Capitalized Lease Obligation" shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

         "Cash Equity Proceeds" shall mean the receipt by the Borrower from News Corporation of not less than $130,000,000 in cash equity proceeds or subordinated debt proceeds (so long as such subordinated debt (a) is payable in kind through its final maturity, (b) has terms no more onerous than the Facilities, (c) has no financial covenants and (d) has a maturity of at least one year later than the Maturity Date).

         "Change of Control" shall mean any change in the ownership of the Borrower that results in AT&T Corp. (so long as AT&T Corp. owns Liberty directly or indirectly), Liberty and News Corporation owning, directly or indirectly, in the aggregate (a) less than a majority of all voting rights (after giving effect to any member's agreement or voting trust agreements) with respect to the Capital Stock of the Borrower (including, without limitation, warrants, options, conversion rights, voting rights and calls or claims of any character with respect thereto, to the extent exercisable prior to repayment in full of the Obligations) or (b) less than thirty percent (30%) of the Capital Stock of the Borrower.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean any property of any kind constituting collateral for the obligations under any of the Security Documents.

         "Commercial Letter of Credit" shall mean a documentary letter of credit in respect of the purchase of goods or services by the Borrower or any of its Restricted Subsidiaries issued by the Issuing Bank in accordance with the terms hereof.

         "Commitment Fee" shall have the meaning set forth in Section 2.4(a) hereof.

         "Commitment Fee Percentage" shall mean the percentage upon which the commitment fee described in Section 2.4(a) hereof shall be based, which percentage shall be based upon the Leverage Ratio as set forth below:

                  (a)      (i)      Prior to the receipt by the Borrower of (A)
         the Threshold Debt Proceeds and (B) the Cash Equity Proceeds, if:

         Leverage Ratio is:                    then the Commitment Fee
                                               Percentage is:

         greater than or equal to 4.0 to 1.0   0.3750%

         greater than or equal to 2.0 to 1.0
         but less than 4.0 to 1.0              0.2500%

         less than 2.0 to 1.0                  0.1875%

                           (ii) Notwithstanding the foregoing table above for all periods prior to the twelve (12) month anniversary of the Agreement Date, the Commitment Fee Percentage shall be no lower than 0.2500%.

                  (b) (i) After receipt by the Borrower of (A) the Threshold Debt Proceeds and (B) the Cash Equity Proceeds, if:

         Leverage Ratio is:                              then the Commitment Fee
                                                         Percentage is:

         greater than or equal to 4.5 to 1.0             0.3750%

         greater than or equal to 2.0 to 1.0
         but less than 4.5 to 1.0                        0.2500%

         less than 2.0 to 1.0                            0.1875%

                           (ii) Notwithstanding the foregoing table above for all periods prior to the twelve (12) month anniversary of the Agreement Date, the Commitment Fee Percentage shall be no lower than 0.250%.

         "Commitments" shall mean, collectively, the Facility A Commitment and, prior to the Facility B Conversion Date, Facility B Commitment.

         "DBS Agreement" shall mean any agreement between the Borrower (or any of its Restricted Subsidiaries) and a provider of direct broadcast satellite services pursuant to which such provider agrees, among other things, to distribute and exhibit to its subscribers programming of the Borrower and/or its Restricted Subsidiaries.

         "Default" shall mean any Event of Default, and any other event specified in Section 8.1 hereof which with any passage of time or giving of notice (or both) would constitute such event an Event of Default.

         "Default Rate" shall mean following the occurrence of and during the continuation of a Default, a simple per annum interest rate equal to the sum of
(a) the Base Rate, the LIBOR Basis or the Competitive Bid Rates otherwise applicable plus (b) two percent (2%) to the end of any existing Interest Periods, and, thereafter, the sum of (x) Base Rate plus (y) two percent (2%).

         "EBITDA" shall mean, with respect to the Borrower and its Restricted Subsidiaries on an attributable basis in respect of any period, the sum of (a) operating income for such period, plus (b) to the extent deducted in determining operating income, the sum of the following for such period: (i) depreciation and
(ii) amortization, all determined in accordance with GAAP; provided, however, that EBITDA shall be calculated after giving effect to acquisitions and dispositions of assets of the Borrower or any Restricted Subsidiary during such period as if such transactions had occurred on the first day of such period and; provided, further, that (x) dividends received in cash from sources other than Restricted Subsidiaries shall be included in EBITDA only to the extent such dividends represent no more then 7.5% of the EBITDA (on an inclusive basis), and
(y) EBITDA shall include only the attributable portion of the EBITDA of the Non-Guarantor Subsidiaries to the extent actually received by the Borrower.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect on the Agreement Date and as such Act may be amended thereafter from time to time.

         "ERISA Affiliate" shall mean (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is the Borrower, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with the Borrower, (c) any other corporation, partnership or other organization which is a member of an affiliated service group (within the meaning of Code
Section 414(m)) with the Borrower, or (d) any other entity required to be aggregated with the Borrower pursuant to regulations under Code Section 414(o).

         "Event of Default" shall mean any of the events specified in Section
8.1 hereof, provided that any requirement for notice or lapse of time, or both, has been satisfied.

         "Facility A Commitment" shall mean the Facility A Commitment as defined in the Facility A Loan Agreement.

         "Facility A Loan Agreement" shall mean that certain Facility A Loan Agreement of even date herewith by and among the Borrower, the Issuing Bank, certain financial institutions defined as Lenders therein and Bank of America National Trust and Savings Association, as Administrative Agent.

         "Facility A Loans" shall mean those advances outstanding under Facility A Loan Agreement.

         "Facility B Commitment" shall mean the several obligations of the Lenders to lend and relend to the Borrower amounts up to the aggregate amount of $300,000,000 under the terms and conditions of this Agreement.

         "Facility B Commitment Ratios" shall mean the percentages as of the date of determination in which the Lenders having Facility B Commitments are severally bound to satisfy their commitments under the Facility B Commitment to make Advances to the Borrower pursuant to the terms hereof, which as of the Agreement Date, are as set forth below and "Facility B Commitment Ratio" shall mean the Facility B Commitment Ratio for an individual Lender:


                                                                             Percentage
                                                                           (Rounded to the           Facility A
Lenders                                                                   nearest 1/1000%)     Loan Dollar Commitment


Bank of America National Trust and Savings Association                        8.333%              $25,000,000.00

Toronto Dominion (Texas), Inc.                                                8.333%              $25,000,000.00

The Bank of New York Company, Inc.                                            8.333%              $25,000,000.00

Credit Lyonnais New York Branch                                               8.333%              $25,000,000.00

BankBoston, N.A.                                                              6.000%              $18,000,000.00

Citibank, N.A.                                                                6.000%              $18,000,000.00

First Union National Bank                                                     6.000%              $18,000,000.00

Fleet National Bank                                                           6.000%              $18,000,000.00

Mellon Bank, N.A.                                                             6.000%              $18,000,000.00

Barclays Bank, plc                                                            4.500%              $13,500,000.00

Banca Commerciale Italiana, New York Branch                                   3.667%              $11,000,000.00

Bank of Oklahoma, N.A.                                                        3.667%              $11,000,000.00

The Bank of Nova Scotia                                                       3.667%              $11,000,000.00

Compagnie Financiere de CIC et de l'Union Europeenne                          3.667%              $11,000,000.00

Bank of Hawaii                                                                2.500%               $7,500,000.00

Banque Nationale de Paris                                                     2.500%               $7,500,000.00

The Dai-Ichi Kangyo Bank, Ltd.                                                2.500%               $7,500,000.00

Erste Bank Der Oesterreichischen Sparkassen                                   2.500%               $7,500,000.00

KBC Bank, N.V.                                                                2.500%               $7,500,000.00

Lloyds Bank, plc                                                              2.500%               $7,500,000.00

Local Federal Bank, FSB                                                       2.500%               $7,500,000.00

                               TOTALS:                                      100.000%             $300,000,000.00


         "Facility B Loans" shall mean the amounts advanced by the Lenders to the Borrower as Advances under the Facility B Commitment and evidenced by the Facility B Notes outstanding and "Facility B Loan" shall mean any one of the foregoing.

         "Facility B Net Proceeds" shall mean the amount of Net Proceeds (up to the amount of the Facility B Loans then outstanding plus accrued interest thereon) with respect to any sale, transfer or other disposition of assets by the Borrower or any Restricted Subsidiary.

         "Facility B Notes" shall mean, collectively, those certain revolving promissory notes in an aggregate original principal amount equal to the Facility B Commitment, one such note issued by the Borrower to each of the Lenders with respect to the Facility B Commitment, each one substantially in the form of Exhibit E attached hereto, and any extensions renewals or amendment to, or replacements of, the foregoing.

         "Facility B Conversion Date" shall mean the 365th day following the Agreement Date.

         "FCC" shall mean the Federal Communications Commission, or any successor thereto.

         "Federal Funds Rate" shall mean, as of any date, the weighted average of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

         "Fee Agreements" shall mean all agreements by and between the Borrower on the one hand, and the Administrative Agent or the Lenders (or any of them) on the other hand, setting forth the applicable fees relating to this Agreement.

         "Fixed Charges" shall mean, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, for any period, the sum of: (a) Total Interest Expense for such period, (b) Scheduled Principal Payments during such period, (c) all scheduled payments of principal made on Indebtedness for Money Borrowed (other than the Facility A Loans) during such period, (d) Capital Expenditures made during such period, (e) distributions made in accordance with
Section 7.7(a) hereof during such period, and (f) taxes paid during such period (excluding, to the extent not the sole obligation of the Borrower, taxes on the operating income of Non-Guarantor Subsidiaries, to the extent that such operating income has been excluded from EBITDA).

         "Fixed Rate Advance" shall have the meaning ascribed thereto in Section 2.2(b)(i) hereof.

         "GAAP" shall mean, as in effect from time to time, generally accepted accounting principles consistently applied.

         "Guaranty" or "Guaranteed," as applied to an obligation (each a "primary obligation"), shall mean and include (a) any guaranty, direct or indirect, in any manner, of any part or all of such primary obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such primary obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit or capital call requirements, without limitation, and any obligation of such Person (the "primary obligor"), whether or not contingent, (i) to purchase any such primary obligation or any property or asset constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of such primary obligation or (B) to maintain working capital, equity capital or the net worth, cash flow, solvency or other balance sheet or income statement condition of any other Person, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner or holder of any primary obligation of the ability of the primary obligor with respect to such primary obligation to make payment thereof or (iv) otherwise to assure or hold harmless the owner or holder of such primary obligation against loss in respect thereof excluding, however, general indemnifications for breach of contract entered into in the ordinary course of business. For purposes of this Agreement, a Guaranty shall not include (i) any bond obligation of, or any Guaranty of or letter of credit securing performance by, a Borrower or a Restricted Subsidiary undertaken or incurred in the ordinary course of its business (other than in connection with the borrowing of money or obtaining of credit) as presently conducted for or on behalf of a Borrower or a Restricted Subsidiary and (ii) a guaranty or other obligation consisting of a pledge of such Person's interest in the equity interest in any Unrestricted Subsidiary, provided that recourse under such guaranty or obligation secured by such pledge shall be limited solely to such Person's interest in the equity interest in such Unrestricted Subsidiary so pledged.

         "Indebtedness" shall mean, with respect to any Person, (a) all items, except items of owners', shareholders' and partners' equity or capital stock or surplus or general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all direct or indirect obligations secured by any Lien to which any property or asset owned by such Person is subject, whether or not the obligation secured thereby shall have been assumed, (c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person, (d) all reimbursement obligations with respect to outstanding letters of credit, and (e) all obligations of such Person to pay the deferred purchase or acquisition price of property or services.

         "Indebtedness for Money Borrowed" shall mean, with respect to any Person, all money borrowed by such Person and Indebtedness represented by notes payable by such Person and drafts accepted representing extensions of credit to such Person, all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, and all Indebtedness of such Person upon which interest charges are customarily paid, all Capitalized Lease Obligations, all reimbursement obligations with respect to outstanding letters of credit, all Indebtedness issued or assumed as full or partial payment for property or services (other than trade payables arising in the ordinary course of business), whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for Money Borrowed, and, without duplication, Guaranties of any of the foregoing. For purposes of this definition, interest which is accrued but not paid on the original due date or within any applicable cure or grace period as provided by the underlying contract for such interest shall be deemed Indebtedness for Money Borrowed. For purposes of this Agreement, a Guaranty shall not include (i) any bond obligations of, or any Guaranty of or letter of credit securing performance by, a Borrower or a Restricted Subsidiary undertaken or incurred in the ordinary course of its business (other than in connection with the borrowing of money or obtaining of credit) as presently conducted for or on behalf of a Borrower or a Restricted Subsidiary and (ii) a guaranty or other obligation consisting of a pledge of such Person's interest in the equity interest in any Unrestricted Subsidiary, provided that recourse under such guaranty or obligation secured by such pledge shall be limited solely to such Person's interest in the equity interest in such Unrestricted Subsidiary so pledged.

         "Interest Hedge Agreement" shall mean the obligations of any Person pursuant to (a) any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount or (b) interest rate swaps, caps, floors, collars and similar agreements.

         "Interest Period" shall mean, (a) in connection with any Base Rate Advance, each calendar quarter; provided, however, that for any Base Rate Advance made after the first day of any calendar quarter, the first Interest Period with respect thereto shall be the period beginning on the date such Advance is made and ending on the last day of the calendar quarter in which such Advance is made; provided, further, however, that if a Base Rate Advance is made on the last day of any calendar quarter, it shall have an initial Interest Period ending on, and its initial Payment Date shall be, the last day of the following calendar quarter (b) in connection with any LIBOR Advance, the term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement and (c) in connection with any Competitive Bid Advance, the term of such Advance as determined under Section 2.2(b) hereof. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to LIBOR Advances only, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) with respect to LIBOR Advances only, any applicable Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month; and (iii) no Interest Period shall extend beyond the Maturity Date or such earlier date as would interfere with the repayment obligations of the Borrower under Section 2.7 hereof. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

         "Interest Rate Basis" shall mean the Base Rate or the LIBOR Basis, as appropriate.

         "Issuing Bank" shall mean Bank of America National Trust and Savings Association, as issuer of the Letters of Credit, under the Facility A Loan Agreement, and its assigns and successors hereunder.

         "Investment" shall mean, with respect to the Borrower or any of its Restricted Subsidiaries, (a) any loan, advance or extension of credit (other than to customers in the ordinary course of business) by such Person to, or any Guaranty or other contingent liability with respect to the capital stock, indebtedness or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any interest in any capital stock, limited partnership interests, general partnership interest, or other securities of such other Person, other than an Acquisition, and (b) all expenditures by the Borrower or any of its Restricted Subsidiaries relating to the foregoing.

         "Lenders" shall mean the Persons whose names appear as "Lenders" on the signature pages hereof and any other Person which becomes a "Lender" hereunder after the Agreement Date; and "Lender" shall mean any one of the foregoing Lenders.

         "Letter of Credit Obligations" shall have the meaning ascribed thereto in the Facility A Loan Agreement.

         "Letters of Credit" shall have the meaning ascribed thereto in the Facility A Loan Agreement.

         "Leverage Ratio" shall mean, as of any date of determination, the ratio of (a) Total Debt as of such date to (b) EBITDA for the immediately preceding four (4) calendar quarters (or, if such date of determination is the last day of a quarter the four calendar quarters then ended).

         "Liberty" shall mean Liberty Media Corporation, a Delaware corporation.

         "Liberty Transaction" shall mean, collectively, in exchange for twelve million seven hundred fifty thousand (12,750,000) shares of the Borrower's common stock, the acquisition from Liberty of (a) forty percent (40%) of the ownership interest in SNG; (b) one hundred percent (100%) interest in the satellite transmitted programming services known as Denver 6; (c) Liberty's interest in revenue sharing agreements with the Borrower; and (d) one hundred percent (100%) interest in Liberty's business of selling programming to master antenna television systems.

         "LIBOR" shall mean, for any Interest Period, the interest rate per annum equal to the offered rate for deposits in United States dollars for an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by the Borrower, which rate appears on the Reuter's Screen LIBO Rate Page (or such other page as may replace that page in that service) at approximately 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period; provided, that (i) if more than one such offered rate appears on the Reuter's Screen, LIBOR shall be the arithmetic average (rounded upward to the nearest one-sixteenth (1/16) of one percent (1%)) of such offered rates, or (ii) if the Reuter's Screen is not available, LIBOR shall be the average offered to the Administrative Agent (or an affiliate thereof) by two (2) leading banks (rounded upward to the nearest one-sixteenth (1/16) of one percent (1%)) of the interest rates per annum at which deposits in United States dollars for such Interest Period are offered to the Administrative Agent in the London eurodollar interbank borrowing market at approximately 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by the Borrower.

         "LIBOR Advance" shall mean an Advance which bears interest at the LIBOR Basis which the Borrower requests to be made as a LIBOR Advance or which is reborrowed as a LIBOR Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $5,000,000 and in an integral multiple of $500,000, except for a LIBOR Advance which is in an amount equal to the unused amount of the Facility B Loan Commitment, which Advance may be in such amount.

         "LIBOR Basis" shall mean a simple per annum interest rate equal to the sum of (a) the quotient of (i) LIBOR divided by (ii) one minus the LIBOR Reserve Percentage, if any, stated as a decimal plus (b) the Applicable Margin for LIBOR Advances then in effect. The LIBOR Basis shall be rounded upward to the nearest one-hundredth of one percent (1/100%) and shall apply to Interest Periods of one
(1), two (2), three (3), and six (6) months, and, once determined, shall be subject to Article 10 hereof and shall remain unchanged during the applicable Interest Period. The Borrower may not select an Interest Period for a LIBOR Advance in excess of six (6) months unless the Administrative Agent has notified the Borrower (i) that each of the Lenders has available to it funds for such Lender's share of the proposed Advance which are not required for other purposes and (ii) that such funds are available to each Lender at a rate (exclusive of reserves and other adjustments) at or below LIBOR for such proposed Advance and Interest Period. Interest on LIBOR Advances shall also be subject to adjustment to reflect changes in the Applicable Margin for LIBOR Advances as provided in
Section 2.3(g) hereof.

         "LIBOR Reserve Percentage" shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the actual reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), to the extent any Lender has any Eurocurrency Liabilities subject to such reserve requirement at that time.

         "Licenses" shall mean any rights, whether based upon any agreement, statute, order, ordinance, or otherwise, granted by any governmental authority to the Borrower or any of its Restricted Subsidiaries to operate its business, together with any amendment, modification or replacement with respect thereto.

         "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property, whether or not choate, vested, or perfected.

         "Loan Documents" shall mean this Agreement, the Notes, the Fee Agreements, the Security Documents, and all Requests for Advance between the Borrower and the Administrative Agent, the Lenders, or any of them and all other documents and agreements executed or delivered in connection with or contemplated by this Agreement.

         "Materially Adverse Effect" shall mean any materially adverse effect upon the business, assets, financial condition or results of operations of the Borrower and its Restricted Subsidiaries, on a consolidated basis in accordance with GAAP, taken as a whole, or upon the ability of the Borrower and its Restricted Subsidiaries, taken as a whole, to perform their obligations under this Agreement or any other Loan Document.

         "Maturity Date" shall mean February 28, 2005, or such earlier date as the payment of the Facility B Loans shall be due (whether by acceleration or otherwise).

         "MSO Agreement" shall mean any agreement between the Borrower or any of its Restricted Subsidiaries and a cable television operator pursuant to which such operator agrees, among other things, to distribute and exhibit to its subscribers programming of the Borrower or such Restricted Subsidiary.

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Necessary Authorizations" shall mean all authorizations, consents, permits, approvals, licenses, and exemptions from, and all filings and registrations with, and all reports to, any governmental or other regulatory authority whether federal, state, or local, and all agencies thereof necessary for the conduct of the businesses and the ownership (or lease) of the properties and assets of the Borrower or its Restricted Subsidiaries, including, without limitation, the Licenses.

         "Net Proceeds" shall mean, with respect to any sale, lease, transfer, or other disposition of the assets of the Borrower or any of its Restricted Subsidiaries, the gross sales price for the assets or securities being sold (including, without limitation, any payments received for non-competition covenants), net of (a) amounts reserved or paid, if any, for taxes payable with respect to the sale, (b) reasonable and customary transaction costs payable by the Borrower or such Restricted Subsidiary, (c) contingencies with respect to such sale appropriately reserved for by the Borrower or such Restricted Subsidiary, and (d) until actually received by the Borrower or such Restricted Subsidiary, any portion of the sales price held in escrow or paid in installments. Upon receipt by either the Borrower or any of its Restricted Subsidiaries of (i) the amounts referred to in item (a) of the preceding sentence, or (ii) if there shall occur any reduction in the tax reserves referred to in item (a) of the preceding sentence resulting in payment to either the Borrower or any of its Restricted Subsidiaries, such amounts shall then be deemed to be "Net Proceeds."

         "News Corporation" shall mean The News Corporation Limited, a South Australia, Australia corporation.

         "Non-Guarantor Subsidiaries" shall mean SNTV Holdings, Inc., SNG, Television Games Networks, L.L.C., Sneak Prevue LLC, any other Subsidiary acquired or created by the Borrower or any of its Restricted Subsidiaries after the Agreement Date which all of the Arrangers have accepted as a Non-Guarantor Subsidiary and any of their Subsidiaries; and "Non-Guarantor Subsidiary" shall mean any one of the foregoing.

         "Notes" shall mean, collectively the Facility B Notes.

         "Obligations" shall mean (a) all payment and performance obligations of every kind, nature and description of the Borrower and all other obligors to the Lenders, the Issuing Bank and the Administrative Agent under this Agreement and the other Loan Documents (including any interest, fees and other charges on the Facility B Loans or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to the Borrower, whether or not a claim for such amounts is allowed in such bankruptcy action and including Obligations to the Lenders pursuant to Section 5.11 hereof), as they may be amended from time to time, or as a result of making the Facility B Loans, whether such Obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising, including, without limitation, obligations of the Borrower under Interest Hedge Agreements (only to the extent that such Interest Hedge Agreement has been designated in writing by the Administrative Agent as an approved Interest Hedge Agreement) with the Administrative Agent, the Lenders (or a Person who was a Lender or an affiliate of a Lender when such Interest Hedge Agreement was entered into), or any of them, and (b) the obligation to pay an amount equal to the amount of any and all damages which the Lenders, the Issuing Bank and the Administrative Agent, or any of them, may suffer by reason of a breach by the Borrower or any other obligor of any obligation, covenant, or undertaking with respect to this Agreement or any other Loan Document.

         "Payment Date" shall mean the last day of each Interest Period.

         "Performance Certificate" shall mean that certificate delivered pursuant to Section 6.3 hereof.

         "Permitted Asset Sales" shall mean (a) sales, transfers or other dispositions of assets by the Borrower or any of its Restricted Subsidiaries in bona fide arm's-length transactions (i) which do not generate, in the aggregate during the term hereof, Net Proceeds in excess of $20,000,000 or (ii) the Net Proceeds of which are reinvested by the Borrower or a Restricted Subsidiary in similar fixed assets within 180 days from the date of disposition, (b) the disposition in the ordinary course of business of assets which are no longer used or useful in the business of the Borrower or any of its Restricted Subsidiaries, (c) the transfer of assets (including cash or cash equivalents) among the Borrower and its Restricted Subsidiaries or the transfer of assets between or among the Restricted Subsidiaries of the Borrower so long as in each case, such assets remain assets of the Borrower or its Restricted Subsidiaries and (d) the sale of SNTV Holdings, Inc., SSDS, Spacecom or SNG.

         "Permitted Liens" shall mean, as applied to any Person:

                  (a) any Lien in favor of the Administrative Agent or the Lenders given to secure the Obligations any Lien in favor of the administrative agent or the lenders under the Facility A Loan Agreement (to the extent that such Lien equally and ratably secures the Obligations);

                  (b) (i)......Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies, or claims the non-payment of which is being contested in good faith by appropriate proceedings and for which adequate reserves as required by GAAP have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale, or similar proceedings have been commenced with respect thereto and which remain unstayed for a period of thirty (30) days after their commencement;

                  (c) Liens of carriers, warehousemen, mechanics, laborers, and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                  (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance;

                  (e) restrictions on the transfer of assets imposed by any agreement, or by any federal, state or local statute, regulation or ordinance applicable to such person;

                  (f) easements, rights-of-way, restrictions, and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

                  (g) purchase money mortgages or security interests, conditional sale arrangements and other similar security interests, on any property or assets of the Borrower; provided; however, that:

                           (i)      the transaction in which any Lien is
proposed to be created is not otherwise
         prohibited by this Agreement;

                           (ii) the aggregate outstanding amount of all Indebtedness secured by Liens permitted hereunder shall not at any time exceed the amounts set forth with respect thereto in Section 7.1 hereby.

         "Person" shall mean an individual, corporation, partnership, limited liability company, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Plan" shall mean an employee benefit plan within the meaning of
Section 3(3) of ERISA maintained by or contributed to by the Borrower or any ERISA Affiliate.

         "Regulatory Change" shall mean, with respect to any Lender, any change on or after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D) or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of banks including such Lender of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Reportable Event" shall have the meaning set forth in Section 4043(b) of ERISA.

         "Request for Advance" shall mean any certificate signed by an Authorized Signatory requesting an Advance hereunder which will increase the aggregate amount of the Facility B Loans outstanding, and shall be in substantially the form of Exhibit D attached hereto. Each Request for Advance shall, among other things, (a) specify the date of the Advance, which shall be a Business Day, the amount of the Advance, the type of Advance, and, with respect to LIBOR Advances, the Interest Period selected by the Borrower, (b) state that the requirements of Section 3.2 hereof have been satisfied and (c) set forth the calculations for the Leverage Ratio as of the date of the requested Advance (and after giving effect thereto).

         "Required Lenders" shall mean, (1) prior to the Facility B Conversion Date, those Persons whose Facility B Commitments equal or exceed fifty-one percent (51%) of the aggregate amount of the Facility B Commitments (after giving effect to any reductions in such Facility B Commitments, but without giving effect to any Facility B Loans then outstanding) and (2) from and after the Facility B Conversion Date, those Persons whose Facility B Loans then outstanding equal or exceed fifty-one percent (51%) of the aggregate amount of the Facility B Loans then outstanding; provided, however, that if the Facility B Commitments have been terminated or cancelled, "Required Lenders" shall mean those Persons whose Facility B Loans equal or exceed fifty-one percent (51%) of the aggregate of the Facility B Loans then outstanding; provided further, however, that if any Lender is not entitled to vote pursuant to the terms of
Section 2.2(c)(iv) hereof, the denominator used to determine the aggregate amount of Facility B Loans or Facility B Commitments shall exclude such Lender's Facility B Loans or Facility B Commitments.

         "Restricted Payment" shall mean, (a) any direct or indirect distribution, dividend, or other payment to any Person (other than to the Borrower or any wholly-owned Restricted Subsidiary of the Borrower) on account of any general or limited partnership interest in, or other securities of, the Borrower, or any of its Restricted Subsidiaries (other than dividends payable solely in stock of the Borrower or such Restricted Subsidiary, as applicable, and stock splits), including, without limitation, any direct or indirect distribution, dividend or other payment to any Person (other than to the Borrower or any Restricted Subsidiary of the Borrower) on account of any warrants or other rights or options to acquire shares of Capital Stock of the Borrower or any of its Restricted Subsidiaries; and (b) any consulting, management or other similar fees, or any interest thereon, payable by the Borrower or any of its Restricted Subsidiaries, to any Affiliate, other than reimbursement of overhead and employee costs in the ordinary course of business which are directly attributable to the Borrower and its Restricted Subsidiaries.

         "Restricted Purchase" shall mean any payment (including, without limitation, any sinking fund payment, prepayment or installment payment) on account of the purchase, redemption, or other acquisition or retirement of any general or limited partnership interest in, or shares of capital stock or other securities of, the Borrower or any of its Restricted Subsidiaries, including, without limitation, any warrants or other rights or options to acquire shares of capital stock of the Borrower or any of Restricted Subsidiaries or any loan, advance, release or forgiveness of Indebtedness by the Borrower or any of its Restricted Subsidiaries to any partner, shareholder or Affiliate of any such Person.

         "Restricted Subsidiaries" shall mean all Subsidiaries of the Borrower other than the Unrestricted Subsidiaries and "Restricted Subsidiary" shall mean any one of the foregoing.

         "Scheduled Principal Payments" shall mean for any period, the excess, if any, of (a) the highest amount of the Facility A Loans and Letter of Credit Obligations outstanding at any time during such period over (b) the amount of the Facility A Commitment on the last day of such period.

         "Security Documents" shall mean the Borrower Pledge Agreement, any Assignment of Notes, Subsidiary Pledge Agreement and all other documents evidencing the Lenders' security interest in Borrower's or its Restricted Subsidiaries' Collateral.

         "SNG" shall mean Superstar/Netlink Group, LLC.

         "Subordinated Debt" shall mean any Indebtedness incurred by the Borrower which is permitted under Section 7.1(e) hereof or Section 7.1(i) hereof.

         "Subsidiary" shall mean any corporation, association, partnership, joint venture, limited liability company or other business entity of which the Borrower and/or any Subsidiary of the Borrower, directly or indirectly, either
(a) in respect of a corporation, owns or controls more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether or not a class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of an associate, partnership, joint venture, limited liability company or other business entity, is entitled to share in more than 50% of the profits and losses, however determined. For purposes of this Loan Agreement, "Subsidiary" shall not include InfoMedia, S.A.

         "Subsidiary Guaranty" shall mean each Subsidiary Guaranty in favor of the Administrative Agent and the Lenders, given by a Restricted Subsidiary of the Borrower, each substantially in the form of Exhibit F attached hereto.

         "Subsidiary Pledge Agreement" shall mean each Subsidiary Pledge Agreement between a Restricted Subsidiary of the Borrower having one (1) or more of its own Restricted Subsidiaries, on the one hand, and the Administrative Agent (for itself and on behalf of the Lenders), on the other hand, each substantially in the form of Exhibit G attached hereto.

         "Threshold Debt Proceeds" shall mean the receipt by the Borrower of not less than $300,000,000 in Subordinated Debt proceeds (exclusive of any portion of the Cash Equity Proceeds which arise from subordinated debt).

         "Total Debt" shall mean on a consolidated basis, as of any date, without duplication (a) all outstanding Indebtedness for Money Borrowed of the Borrower and its Restricted Subsidiaries, (b) the aggregate amount of all Guarantees by the Borrower and its Restricted Subsidiaries and (c) all Capitalized Lease Obligations of the Borrower and its Restricted Subsidiaries.

         "Total Interest Expense" shall mean, for any designated period, an amount equal to the sum of (a) the interest paid during such period with respect to Indebtedness for Money Borrowed of the Borrower and its Restricted Subsidiaries and (b) commitment, facility and letter of credit fees paid with respect to the Facility A Loans, Facility B Loans and outstanding Letters of Credit during such period.

         "Trademarks" shall mean all registered trademarks and pending applications for trademarks of the Borrower and its Restricted Subsidiaries.

         "Transponder Lease Agreement" shall mean any agreement by and between the Borrower (or any of its Restricted Subsidiaries) and any other Person for the license, lease or other agreement to use the telecommunications satellites for purposes of broadcasting the programming of the Borrower and its Restricted Subsidiaries known as TV Guide Channel, Sneak Prevue and UVTV/WGN and any other agreement related to the transmission, origination and production of such programming and the related technical services.

         "TV Guide Transaction" shall mean the acquisition by the Borrower of all of the outstanding Capital Stock of News America Publications, Inc. and TVSM, Inc. from TVG Holdings, Inc., a subsidiary of News Corporation.

         "Unrestricted Subsidiaries" shall mean, as of the Agreement Date, SSDS, Inc., a Colorado corporation, United Video Properties, Inc., a Delaware corporation, UVSG Companies, an Oklahoma general partnership, and any of their Subsidiaries and shall include any Subsidiary of the Borrower created or acquired after the Agreement Date which the Borrower designates as an "Unrestricted Subsidiary" (and which the Required Lenders accept as an Unrestricted Subsidiary) until such Subsidiary has been designated as a Restricted Subsidiary (and which the Required Lenders accept as a Restricted Subsidiary) and "Unrestricted Subsidiary" shall mean any one of the foregoing. No Restricted Subsidiary may be designated as an Unrestricted Subsidiary without the prior written consent of all of the Lenders.

         Each definition of an agreement in this Article 1 shall include such agreement as modified, amended, or supplemented from time to time with the prior written consent of the Required Lenders, except as provided in Section 11.12 hereof, and except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns. All terms used herein which are defined in
Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

         All accounting terms used herein without definition shall be used as defined under GAAP. All references to financial information and results of the Borrower shall be determined on a consolidated basis with the Borrower's Restricted Subsidiaries as appropriate.


                                    ARTICLE 2

                                ARTICLE 2 - Loans

     Section 2.1 The Facility B Loans. The Lenders having Facility B Commitments agree, severally in accordance with their respective Facility B Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and relend to the Borrower, prior to the Facility B Conversion Date, amounts which in the aggregate at any one time outstanding do not exceed the Available Facility B Commitment (as it may be reduced from time to time pursuant to the terms hereof). On the Facility B Conversion Date, all outstanding Facility B Loans shall convert to term loans and there shall be no increase in the principal amount outstanding under the Facility B Loans on or after the Facility B Conversion Date. Subject to the terms hereof, after the Facility B Conversion Date, Advances under the Facility B Commitment may be repaid and reborrowed only to effect a change in the Interest Rate Basis or Interest Periods relating thereto.

         Section 2.2       Manner of Borrowing and Disbursement.

                  (a)      Advances.

                           (i) Choice of Interest Rate, etc. Any Advance (other than a Competitive Bid Advance) shall, at the option of the Borrower, be made as a Base Rate Advance or a LIBOR Advance; provided, however, that (A) if the Borrower fails to give the Administrative Agent written notice specifying whether an Advance is to be repaid or reborrowed on a Payment Date, such Advance shall be repaid and then reborrowed as a Base Rate Advance on the Payment Date and (B) the Borrower may not select a LIBOR Advance if, at the time of such selection, a Default has occurred and is continuing. LIBOR Advances shall in all cases be subject to Section 2.3(f) and Article 10 hereof.

                           (ii)     Base Rate Advances.

                                    (A) Advances. The Borrower shall give the
                  Administrative Agent in the case of Base Rate Advances irrevocable written notice in the form of a Request for Advance, or notice by telephone or telecopy followed immediately by a Request for Advance not later than 12:00 noon (New York City time) on the date the Advance is requested; provided, however, that the failure by the Borrower to confirm any notice by telephone or telecopy with a Request for Advance shall not invalidate any notice so given. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

                                    (B) Repayments and Reborrowings. Subject to
                  the provisions of Sections 2.2(a)(i) and 2.3(f) hereof, the Borrower may repay or prepay a Base Rate Advance without regard to its Payment Date and (1) upon irrevocable written notice in accordance with Section 2.2(a)(ii)(A) hereof, reborrow all or a portion of the principal amount thereof as one or more Base Rate Advances, (2) upon at least three (3) Business Days' irrevocable prior written notice, reborrow all or a portion of the principal thereof as one or more LIBOR Advances, or (3) upon at least one (1) Business Day's irrevocable prior written notice and subject to Section 2.6 hereof, not reborrow all or any portion of such Base Rate Advance. On the date indicated by the Borrower, such Base Rate Advance shall be so repaid and, as applicable, reborrowed.

                           (iii)    LIBOR Advances.

                                    (A) Advances. The Borrower shall give the
                  Administrative Agent in the case of LIBOR Advances at least three (3) Business Days' irrevocable written notice in the form of a Request for Advance, or notice by telephone or telecopy followed immediately by a Request for Advance; provided, however, that the failure of the Borrower to confirm any notice by telephone or telecopy with a Request for Advance shall not invalidate any notice so given. The Administrative Agent, whose determination shall be conclusive absent manifest error, shall determine the available LIBOR Bases and shall notify the Borrower of such LIBOR Bases. The Borrower shall promptly notify the Administrative Agent by telecopy or by telephone, and shall immediately confirm any such telephonic notice in writing, of its selection of a LIBOR Basis and Interest Period for such Advance. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

                                    (B) Repayments and Reborrowings. At least
                  three (3) Business Days prior to each Payment Date for a LIBOR Advance, subject to Sections 2.2(a)(i) and 2.3(f) hereof, the Borrower shall give the Administrative Agent written notice specifying whether all or a portion of any LIBOR Advance outstanding on the Payment Date (1) is to be repaid and then reborrowed in whole or in part as a LIBOR Advance, (2) is to be repaid and then reborrowed in whole or in part as one or more Base Rate Advances or (3) subject to Section 2.6 hereof, is to be repaid and not reborrowed. Upon such Payment Date such LIBOR Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

                  (b) Notification of Lenders. Upon receipt of a Request for Advance or a written notice under this Section 2.2 from the Borrower with respect to a reborrowing of any then outstanding Advance on the Payment Date for such Advance, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and the amount of such Lender's portion of the applicable Advance. Each Lender shall, not later than 2:00 p.m. (New York City time) on the date specified in such notice, make available to the Administrative Agent, or at such account as the Administrative Agent shall designate, the amount of its portion of the applicable Advance in immediately available funds.

                  (c)      Disbursement.

                           (i) Prior to 2:00 p.m. (New York City time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in this Section 2.2 and in Article 3 hereof, disburse the amounts made available to the Administrative Agent by the Lenders obligated to make such Advance in immediately available funds by (A) transferring the amounts so made available by wire transfer pursuant to the instructions of the Borrower, or (B) in the absence of such instructions, crediting the amounts so made available to the account of the Borrower maintained with the Administrative Agent or an affiliate of the Administrative Agent.

                           (ii) Unless the Administrative Agent shall have received notice from a Lender obligated to make such Advance prior to the date of any Advance that such Lender will not make available to the Administrative Agent such Lender's portion of such Advance, and so long as notice has been given as provided in Section 2.2(c) hereof, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made such portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate.

                           (iii) If such Lender shall repay to the
         Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

                           (iv) In the event that, at any time when the Borrower is not in Default, a Lender for any reason fails or refuses to fund its portion of an Advance, then, until such time as such Lender has funded its portion of such Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Advance, such non-funding Lender shall
         (A) have no right to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and (B) not be entitled to receive payments of principal, interest or fees from the Borrower in respect of such Facility B Loans which such Lender failed to make.

         Section 2.3       Interest.

                  (a) On Base Rate Advances. Interest on each Base Rate Advance shall be computed on the basis of a year of 365/366 days (360 days to the extent based on the Federal Funds Rate) for the actual number of days elapsed and shall be payable at the Base Rate for such Advance in arrears on the applicable Payment Date. Interest on Base Rate Advances then outstanding shall also be due and payable on the Maturity Date.

                  (b) On LIBOR Advances. Interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the LIBOR Basis for such Advance in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a LIBOR Advance exceeds three (3) months, interest on such LIBOR Advance shall also be due and payable in arrears on each three (3) month anniversary of the making of such Advance. Interest on LIBOR Advances then outstanding shall also be due and payable on the Maturity Date.

                  (c) If No Notice of Selection of Interest Rate Basis. If the Borrower fails to give the Administrative Agent timely notice of (i) its selection of a LIBOR Basis, (ii) an election to reborrow an Advance as a LIBOR Advance or (iii) if, for any reason, a determination of a LIBOR Basis for any Advance is not timely concluded, the Base Rate shall apply to such Advance, and if the Borrower shall fail to elect to reborrow any LIBOR Advance then outstanding prior to the last Payment Date applicable thereto in accordance with the provisions of Section 2.2 hereof, as applicable, the Base Rate shall apply to such Advance commencing on and after such Payment Date.

                  (d) Upon Default. Upon the occurrence and during the continuance of an Event of Default, the Required Lenders shall have the option (but shall not be required to give prior notice thereof to the Borrower, to accelerate the maturity of the Facility B Loans, or exercise any other rights or remedies hereunder in connection with the exercise of this right), to charge interest on the outstanding principal balance of the Facility B Loans at the Default Rate from the date of such Event of Default. Such interest shall be payable on the earlier of DEMAND or the Maturity Date and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the Required Lenders) of the applicable Event of Default, (ii) agreement by the Required Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations.

                  (e) LIBOR Advances. At no time may the number of outstanding LIBOR Advances hereunder exceed 12.

                  (f)      Applicable Margin.

                           (i) The Applicable Margin shall be subject to reduction or increase, as applicable, and as set forth in the tables below, based upon the Leverage Ratio of the Borrower set forth on a pro forma basis (after giving effect to any requested Advances) in any Request for Advance and as reflected in the financial statements required to be delivered for the fiscal quarter most recently ended pursuant to Section 6.1 or Section 6.2 hereof. The adjustment provided for in this Section 2.3(g) shall be effective (A) with respect to an increase of the Applicable Margin, as of the second (2nd) Business Day after (1) with respect to Base Rate Advances, the day on which any Request for Advance is delivered, (2) with respect to LIBOR Advances, the day on which the requested Advance is made or (3) the day on which financial statements are required to be delivered to the Administrative Agent pursuant to Sections 6.1 and 6.2 hereof (or, if applicable, the monthly financial statements delivered by the Borrower), as the case may be, and (B) with respect to a decrease in the Applicable Margin, as of the second (2nd) Business Day after (1) with respect to Base Rate Advances, the day on which any Request for Advance is delivered, (2) with respect to LIBOR Advances, the day on which the requested Advance is made or (3) except with respect to Interest Periods ending (or other payments of interest occurring) before the date that such financial statements are actually delivered to the Administrative Agent, (x) the day on which such financial statements are required to be delivered to the Administrative Agent pursuant to Section 6.1 or 6.2 hereof or (y) if applicable, the one year anniversary of the Agreement Date, as the case may be. Notwithstanding the foregoing, if the Borrower shall fail to deliver financial statements within forty-five (45) days after the end of any of the first three fiscal quarters of the Borrower's fiscal year (or within one hundred twenty (120) days after the end of the last fiscal quarter of the Borrower's fiscal year), as required by Sections
         6.1 or 6.2 hereof, it shall be conclusively presumed that the Applicable Margin is based upon a Leverage Ratio of 4.0 to 1.0 for the period from and including the forty-sixth (46th) day (or one hundred twenty-first (121st) day, in the case of the last quarter) after the end of such fiscal quarter, as the case may be, to the Business Day following the delivery by the Borrower to the Administrative Agent of such financial statements. The Applicable Margin in effect on the Agreement Date shall be based upon a certificate, dated the Agreement Date, by the Borrower's chief financial officer showing the Leverage Ratio on a pro forma basis (after giving effect to initial Advances hereunder) and delivered to the Administrative Agent on the Agreement Date.

                                    A.      (i)      Prior to receipt by the Borrower of (x) Threshold Debt
                  Proceeds and (y) the Cash Equity Proceeds, the Applicable Margin shall be set forth below:

                                                                  Base Rate Advance           LIBOR Advance
                               Leverage Ratio                     Applicable Margin         Applicable Margin
                               --------------                     -----------------         -----------------

                 Greater than or equal to 4.0 to 1.0                     0.750%                    1.750%

                  Greater than or equal to 3.5 to 1.0
                  but less than 4.0 to 1.0                                0.625%                    1.625%

                  Greater than or equal to 3.0 to 1.0
                  but less than 3.5 to 1.0                                0.500%                    1.500%

                  Greater than or equal to 2.5 to 1.0
                  but less than 3.0 to 1.0                                0.500%                    1.375%

                  Greater than or equal to 2.0 to 1.0
                  but less than 2.5 to 1.0                                0.500%                    1.250%

                  Less than 2.0 to 1.0                                    0.375%                    1.250%

                                            (ii)     Notwithstanding the
                  foregoing table above for all periods prior to the twelve (12) month anniversary of the Agreement Date, the Applicable Margin for LIBOR borrowings under the Facility B Commitment will be no lower than 1.500%.

                                    B. (i) following receipt by the Borrower of
                  (ii) the Threshold Debt Proceeds and (iii) the Cash Equity Proceeds, the Applicable Margin shall be as set forth below:

                                                                  Base Rate Advance            LIBOR Advance
                               Leverage Ratio                     Applicable Margin          Applicable Margin

                  Greater than or equal to 4.5 to 1.0                     0.750%                    1.750%

                  Greater than or equal to 4.0 to 1.0
                  but less than 4.5 to 1.0                                0.500%                    1.500%

                  Greater than or equal to 3.5 to 1.0
                  but less than 4.0 to 1.0                                0.375%                    1.375%

                  Greater than or equal to 3.0 to 1.0
                  but less than 3.5 to 1.0                                0.375%                    1.250%

                  Greater than or equal to 2.5 to 1.0
                  but less than 3.0 to 1.0                                0.375%                    1.125%

                  Greater than or equal to 2.0 to 1.0
                  but less than 2.5 to 1.0                                0.375%                    1.000%

                  Less than 2.0 to 1.0                                    0.250%                    1.000%

                (ii)Notwithstanding  the  foregoing  table above for all periods prior to the twelve (12) month anniversary of the Agreement Date, the Applicable Margin for LIBOR Advances under the Facility B Commitment will be no lower than 1.250%.

         Section 2.4  Fees

                  (a) Commitment Fee. The Borrower agrees to pay the Administrative Agent for the account of each Lender having a Facility B Commitment a commitment fee on the actual daily amount of the unused portion of such Lender's Facility B Commitment for each day from the Agreement Date to the Facility B Conversion Date at a rate equal to the applicable Commitment Fee Percentage. The commitment fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable quarterly in arrears for each quarter on the last day of each calendar quarter (and on the Facility B Conversion Date) commencing on March 31, 1999. As set forth in the definition hereof, the Commitment Fee Percentage shall be subject to increase and decrease based upon the Leverage Ratio on the dates set forth in
Section 2.3(g) hereof for adjustments to the Applicable Margin. The commitment fee payable hereunder shall be fully earned when due and non-refundable when paid.

                  (b) Administrative Agent's Fees. The Borrowers shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent.

         Section 2.5 Reduction of Commitment.

                  (a) Optional. The Borrower shall have the right, at any time and from time to time after the Agreement Date and prior to the Facility B Conversion Date, upon at least three (3) Business Days' prior written notice to the Administrative Agent without premium or penalty, to cancel or reduce permanently all or a portion of the Facility B Commitment on a pro rata basis among the Lenders, provided that any such partial reduction shall be made in an amount not less than $5,000,000 and in integral multiples of not less than $1,000,000. As of the date of cancellation or reduction set forth in such notice, the Facility B Commitment shall be permanently reduced to the amount stated in the Borrower's notice for all purposes herein, and the Borrower shall, subject to Section 2.10 hereof, pay to the Administrative Agent for the account of the Lenders the amount necessary to reduce the principal amount of the Facility B Loans then outstanding under the Facility B Commitment to not more than the amount of the Available Facility B Commitment as so reduced, together with accrued interest on the amount so prepaid. Reductions hereunder shall be applied to the next scheduled mandatory reductions under Section 2.5(b) hereof.

                  (b) Reductions from Asset Sales. Except with respect to Permitted Asset Sales, at any time prior to the Facility B Conversion Date, on the Business Day after the receipt by the Borrower or any Restricted Subsidiary of the Borrower of any Facility B Net Proceeds with respect to any sale of any equity ownership in any Restricted Subsidiary or assets of the Borrower or any Restricted Subsidiary of the Borrower, the Facility B Commitment shall be permanently reduced by an amount equal to 100% of the Facility B Net Proceeds of such sale.

     Section 2.6 Prepayment. LIBOR Advances may be prepaid prior to the applicable Payment Date, upon three (3) Business Days' prior written notice to the Administrative Agent, provided that the Borrower shall reimburse the Lenders and the Administrative Agent, on the earlier of demand or the Maturity Date, for any loss or out-of-pocket expense incurred by the Lenders or the Administrative Agent in connection with such prepayment, as set forth in Section 2.10 hereof. Base Rate Advances may be prepaid in full or in part at any time without penalty upon written notice to the Administrative Agent on the date of such prepayment. Each notice of prepayment shall be irrevocable, and all amounts prepaid on the Facility B Loans shall be applied first to interest and fees and other amounts due and payable hereunder as of such date, and then to principal. Partial prepayments shall be in a principal amount of not less than $1,000,000 and in integral multiples of $100,000. Upon receipt of any notice of prepayment, the Administrative Agent shall promptly notify each Lender.

         Section 2.7      Repayment.

                  (a) Mandatory Repayment of Facility B Loans. After the Facility B Conversion Date, the Facility B Loans outstanding on March 30, 2001 shall be repaid in the percentages pursuant to the table below, commencing on March 31, 2001 as follows:

                                             Quarterly Repayment Percentage
                                            of Facility B Loans Outstanding
         Dates of Repayment                       on March 30, 2001
         ------------------                       -----------------

March 31, 2001, June 30, 2001,
September 30, 2001 and December 31, 2001            5.00%

March 31, 2002, June 30, 2002,
September 30, 2002 and December 31, 2002            5.00%

March 31, 2003, June 30, 2003,
September 30, 2003 and December 31, 2003            7.50%

March 31, 2004, June 30, 2004,
September 30, 2004 and December 31, 2004            7.50%

                  (b) Facility B Loans Exceeding Available Facility B Commitment. If, at any time, the amount of the Facility B Loans then outstanding shall exceed the Available Facility B Commitment, the Borrower shall on such date make a repayment of the principal amount of the Facility B Loans in an amount equal to such excess.

                  (c) Repayments from Asset Sales. Except with respect to Permitted Asset Sales, on the Business Day after the receipt by the Borrower or any of its Restricted Subsidiaries of any Net Proceeds of any sale of any equity ownership interest in any Restricted Subsidiary or assets of the Borrower or any of its Restricted Subsidiaries, the Borrower shall make a repayment of the Facility B Loans then outstanding in an amount equal to the amount of the Facility B Net Proceeds.

                  (d) Maturity. In addition to the foregoing, a final payment of all Obligations then outstanding shall be due and payable on the Maturity Date.

         Section 2.8    Notes; Loan Accounts.

                  (a) The Facility B Loans shall be repayable in accordance with the terms and provisions set forth herein, and shall be evidenced by the Facility B Notes. One (1) of the Notes shall be payable to the order of each Lender having a Facility B Commitment in accordance with the respective Facility B Commitment Ratio of such Lender. The Notes shall be issued by the Borrower to the Lenders and shall be duly executed and delivered by an Authorized Signatory.

                  (b) Each Lender may open and maintain on its books in the name of the Borrower a loan account with respect to its Facility B Loans and interest thereon. Each Lender which opens such loan account or accounts shall debit the applicable loan account for the principal amount of each Advance made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on such Facility B Loans. The records of each Lender with respect to the loan accounts maintained by it shall be, absent manifest error, prima facie evidence of its Facility B Loans and accrued interest thereon, but the failure to maintain such records shall not impair the obligation of the Borrower to repay Indebtedness hereunder.

                  (c) Each Advance from the Lenders under this Agreement shall be made pro rata on the basis of their respective Facility B Commitment Ratios.

         Section 2.9       Manner of Payment.

                  (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Facility B Loans, fees, and any other amount owed to the Lenders or the Administrative Agent under this Agreement, the Notes, or the other Loan Documents shall be made not later than 1:00 p.m. (New York City time) on the date specified for payment under this Agreement or such other Loan Document to the Administrative Agent to an account designated by the Administrative Agent, for the account of the Lenders or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. The failure of the Borrower to make any such payment by such time shall not constitute a Default hereunder, provided that such payment is received by the Administrative Agent in immediately available funds by 4:00 p.m. (New York City time) on such due date, but any such payment made after 1:00 p.m. (New York City time) on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Facility B Loans, unless the Administrative Agent, in fact, was able to remit to such Lender its pro rata share of such payment by 4:00 p.m. (New York City time) on such due date. In the case of a payment for the account of a Lender, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Lenders accordingly.

                  (b) If any payment under this Agreement or any of the Notes shall be specified to be made upon a day which is not a Business Day, it shall be made on the next day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

                  (c) So long as the applicable Lender has complied with Section
2.13 hereof, the Borrower agrees to pay principal, interest, fees and all other amounts due hereunder, under the Notes or under any other Loan Document without set-off or counterclaim or any deduction whatsoever and free and clear of all taxes, levies and withholding. So long as the applicable Lender has complied with Section 2.13 hereof, if the Borrower is required by Applicable Law to deduct any taxes from or in respect of any sum payable to the such Lender hereunder, under any Note or under any other Loan Document: (i) the sum payable hereunder or thereunder, as applicable, shall be increased to the extent necessary to provide that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9(c)), the Administrative Agent or such Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions from such sums payable hereunder or thereunder, as applicable, and pay the amount so deducted to the relevant taxing authority as required by Applicable Law; and (iii) the Borrower shall provide the Administrative Agent or such Lender, as applicable, with evidence satisfactory to the Administrative Agent or such Lender, as applicable, that such deducted amounts have been paid to the relevant taxing authority. Before making any such deductions, such Lender shall designate a different lending office and may take such alternative courses of action if such designation or alternative courses of action will avoid the need for such deductions and will not in the good faith judgment of such Lender be otherwise disadvantageous to such Lender.

         Section 2.10 Reimbursement.

                  (a) Whenever any Lender shall actually incur any losses or reasonable out-of-pocket expenses (other than losses of the interest rate margin) in connection with (i) failure by the Borrower to borrow any LIBOR Advance after having given notice of its intention to borrow in accordance with
Section 2.2 hereof (whether by reason of the election of the Borrower not to proceed or the non-fulfillment of any of the conditions set forth in Article 3) other than a failure to borrow resulting from an unavailability which occurs after notice from the Administrative Agent to the Borrower pursuant to Section
10.1 or 10.2 hereof, or (ii) prepayment of any LIBOR Advance in whole or in part (including a prepayment pursuant to Sections 10.2 and 10.3(b) hereof), the Borrower agrees to pay to such Lender, upon the earlier of such Lender's demand or the Maturity Date, an amount sufficient to compensate such Lender for all such losses and reasonable out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses and reasonable out-of-pocket expenses, absent manifest error, shall be binding and conclusive. Upon request of the Borrower, any Lender seeking reimbursement under this Section 2.10 shall provide a certificate setting forth the amount to be paid to it by the Borrower hereunder and calculations therefor.

                  (b) Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, but without duplication, expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, paid, repaid, not borrowed, not converted or not paid, as the case may be, and will be payable whether the Maturity Date is changed by virtue of an amendment hereto (unless such amendment expressly waives such payment) or as a result of acceleration of the Obligations and whether such Lender has a "matched funding" of such Advance.

     Section 2.11 Application of Proceeds. Subsequent to an Event of Default, payments made to the Administrative Agent or the Lenders, or any of them, or otherwise received by the Administrative Agent or the Lenders, or any of them (from realization on collateral for the Obligations or otherwise), shall be distributed as follows: First, to the reasonable costs and expenses, if any, incurred by the Administrative Agent or the Lenders, or any of them, to the extent permitted by Section 11.2 hereof in the collection of such amounts under this Agreement or any of the other Loan Documents, including, without limitation, any reasonable costs incurred in connection with the sale or disposition of any collateral for the Obligations; Second, pro rata among the Administrative Agent and the Lenders based on the total amount of fees then due and payable hereunder or under any other Loan Document to any Administrative Agent's fees then due and payable hereunder or under any other Loan Document and to such fees then due and payable to the Lenders; Third, to be deposited as set forth in Section 8.2(b) hereof; Fourth, pro rata among the Lenders based on the outstanding principal amount of the Facility B Loans outstanding immediately prior to such payment, to any unpaid interest which may have accrued on the Facility B Loans; Fifth, pro rata among the Lenders based on the outstanding principal amount of the Facility B Loans outstanding immediately prior to such payment, to any unpaid principal of the Facility B Loans; Sixth, to any other Obligations not otherwise referred to in this Section 2.11 until all such Obligations are paid in full; Seventh, to damages incurred by the Administrative Agent or the Lenders, or any of them, by reason of any breach hereof or of any other Loan Documents; and Eighth, upon satisfaction in full of all Obligations, to the Borrower or as otherwise required by law. If any Lender shall obtain any payment (whether involuntary or otherwise) on account of the Facility B Loans made by it in excess of its ratable share of the Facility B Loans then outstanding and such Lender's share of any expenses, fees and other items due and payable to it hereunder, such Lender shall forthwith purchase a participation in the Facility B Loans from the other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation so long as the Borrower's Obligations are not increased.

     Section 2.12 Capital Adequacy. In the event that a Regulatory Change does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender would have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, ten (10) days after submission by such Lender to the Borrower (with a copy to the Agent) of a written request therefor, together with a certificate (which shall be conclusive absent manifest error), setting forth the calculations evidencing such requested additional amount, and the law or regulation with respect thereto and certifying that such request is consistent with such Lender's treatment of other similar customers having similar provisions generally in their agreements with such Lender, and that such request is being made on the basis of a reasonable allocation of the costs resulting from such law or regulation, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Allocations shall not be deemed reasonable unless made ratably, to the extent practicable, to all affected assets, commitments, activities or other relevant aspects of such Lender's business, whether or not the Lender is entitled to compensation with respect thereto. Notwithstanding the foregoing, the Borrower shall only be obligated to compensate such Lender for any amount under this subsection arising or occurring during (i) in the case of each such request for compensation, any time or period commencing not more than ninety (90) days prior to the date on which such Lender submits such request and (ii) any other time or period during which, because of the unannounced retroactive application of such law, regulation, interpretation, request or directive, such Lender could not have known that the resulting reduction in return might arise. Each Lender will notify the Borrower that it is entitled to compensation pursuant to this subsection as promptly as practicable after it determines to request such compensation; provided, however, that the failure to provide such notice shall not restrict the ability of such Lender to be reimbursed under this Section 2.12 except as provided in clause (i) above. In the event the Borrower shall be required to make any payment or reimbursement or to compensate the Issuing Bank or any Lender under this Section 2.12, so long as no Default has occurred and is continuing, the Borrower shall be free, at any time within ninety (90) days after the receipt of a request for compensation hereunder by the Issuing Bank or any Lender, as applicable, to replace the Issuing Bank or any such Lender, as applicable, with another major international bank reasonably acceptable to the Administrative Agent.

     Section 2.13 Lender Tax Forms. On or prior to the Agreement Date and on or prior to the first Business Day of each calendar year thereafter, each Lender which is organized in a jurisdiction other than the United States shall provide each of the Administrative Agent and the Borrower with properly executed originals of Forms 4224 or 1001 (or any successor form) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Administrative Agent, and each such Lender shall provide properly executed Internal Revenue Service Forms W-8 or W-9, as the case may be, certifying (i) as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes or (ii) that all payments to be made to such Lender hereunder and under the Notes are subject to such taxes at a rate reduced to zero by an applicable tax treaty. Each such Lender agrees to provide the Administrative Agent and the Borrower with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Administrative Agent and the Borrower.


                                    ARTICLE 3

                              Conditions Precedent

     Section 3.1 Conditions Precedent to Effectiveness of Agreement. The obligation of the Lenders to undertake the Facility B Commitments and to make the initial Advances hereunder is subject to the prior fulfillment of each of the following conditions:

                  (a) The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

                           (i)      duly executed Facility B Notes;

                           (ii) a duly executed Borrower Pledge Agreement from the Borrower, which agreement shall be in substantially the form of Exhibit C attached hereto;

                           (iii) a duly executed Subsidiary Pledge Agreement from each Restricted Subsidiary which owns an equity interest in a Restricted Subsidiary of the Borrower on the Agreement Date;

                           (iv) a duly executed Subsidiary Guaranty from each Restricted Subsidiary of the Borrower (excluding Non-Guarantor Subsidiaries) on the Agreement Date;

                           (v) the loan certificate of the Borrower, including a certificate of incumbency with respect to the signature of each Authorized Signatory, which loan certificate shall be in substantially the form of Exhibit H attached hereto, together with appropriate attachments thereto;

                           (vi) a loan certificate from each Restricted
         Subsidiary of the Borrower (excluding Non-Guarantor Subsidiaries) in substantially the form attached hereto as Exhibit I, including a certificate of incumbency with respect to each Authorized Signatory of such Person;

                           (vii) legal opinions of each of (A) Sherman & Howard L.L.C., special counsel to the Borrower and its Restricted Subsidiaries addressed to each Lender and the Administrative Agent and dated as of the Agreement Date substantially in the form of Exhibit J-1 attached hereto, (B) Cole, Raywid & Braverman LLC, as FCC counsel to the Borrower and its Restricted Subsidiaries addressed to each Lender and the Administrative Agent and dated as of the Agreement Date substantially in the form of Exhibit J-2 attached hereto, (C) Holme Roberts & Owen LLP, addressed to each Lender and the Administrative Agent and dated as of the Agreement Date substantially in the form of Exhibit J-3 attached hereto, and (D) Squadron, Ellenoff, Plesent & Sheinfeld, L.L.P. addressed to each Lender and the Administrative Agent and dated as of the Agreement Date substantially in the form of Exhibit J-4 attached hereto;

                           (viii) receipt by the Administrative Agent and the Lenders of all appropriate fees to be paid to them by the Borrower on or prior to the Agreement Date;

                           (ix) any required consents to the closing of this Agreement or to the execution, delivery and performance of this Agreement and the other Loan Documents, each of which shall be in form and substance satisfactory to the Administrative Agent and the Lenders;

                           (x)      duly executed Fee Agreements;

                           (xi) evidence satisfactory to the Administrative Agent that the Borrower and its Restricted Subsidiaries have a Transponder Lease Agreement providing for unqualified access to a non-preemptable transponder on terms and conditions satisfactory to the Administrative Agent; and

                           (xii) all such other documents as the Administrative Agent may reasonably request, certified by an appropriate governmental official or Authorized Signatory if so requested.

                  (b) The Administrative Agent shall have received evidence satisfactory to it that all necessary consents to the closing of this Agreement, have been obtained or made, are in full force and effect and are not subject to any pending or, to the knowledge of the Borrower, threatened reversal or cancellation, and the Administrative Agent shall have received a certificate of an Authorized Signatory so stating.

                   (c) Evidence satisfactory to the Administrative Agent that the TV Guide Transaction has been consummated substantially in accordance with the terms and conditions set forth in that certain Letter Agreement dated as of June 10, 1998 by and among News America Inc., the Borrower, Tele-Communications, Inc. and the News Corp and the cash portion of such transaction does not exceed $800,000,000, excluding fees and expenses.

                   (d) Evidence satisfactory to the Administrative Agent that the Liberty Transaction has been (or on the Agreement Date will be) consummated substantially in accordance with the terms and conditions set forth by that certain Stock Purchase Agreement dated as of May 18, 1998 by and between the Borrower and Liberty.

     Section 3.2 Conditions Precedent to Each Advance. The obligation of the Lenders to make each Advance, including the initial Advances hereunder, other than an Advance which does not increase the principal amount of the Facility B Loans outstanding hereunder, is subject to the fulfillment of each of the following conditions immediately prior to, or contemporaneously with, such
Advance:

                  (a) All of the representations and warranties of the Borrower under this Agreement and the other Loan Documents, which, in accordance with
Section 4.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time, both before and after giving effect to the application of the proceeds of the Advance;

                  (b) There shall not exist, on the date of the making of the Advance and after giving effect thereto, a Default hereunder and the Administrative Agent and each of the Lenders shall have received a Request for Advance so certifying;

                  (c) With respect to any Advance relating to any Acquisition or the formation of any Restricted Subsidiary which is permitted hereunder, the Administrative Agent and the Lenders shall have received such documents and instruments relating to such Acquisition or formation of a new Restricted Subsidiary as are described in Section 5.14 hereof or otherwise required herein; and

                  (d) The Administrative Agent and the Lenders shall have received a Performance Certificate setting forth, as of the date of such Advance, on a pro forma basis (after giving effect to the requested Advance) the arithmetic calculations required to establish whether or not the Borrower is in compliance with the requirements set forth in Sections 7.8, 7.9 and 7.10.

The acceptance of the proceeds of any Facility B Loans which would increase the aggregate dollar amount of the Facility B Loans outstanding shall be deemed to be a representation and warranty by the Borrower as to compliance with this
Section 3.2 on the date any such Facility B Loan is made.


                                    ARTICLE 4

                         Representations and Warranties

     Section 4.1 Representations and Warranties. The Borrower hereby agrees, represents, and warrants that:

                  (a)      Organization; Power; Qualification.

                           (i) The Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware. The Borrower has the power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and is duly qualified and authorized to do business, in each jurisdiction in which such qualification is necessary in view of the character of its properties or the nature of its business requires such qualification or authorization, except for qualifications and authorizations, the lack of which, singly or in the aggregate, has not had and is not likely to have a Materially Adverse Effect.

                           (ii) Each Restricted Subsidiary of the Borrower is a corporation, partnership or a limited liability company duly organized and validly existing under the laws of its state of formation. Each Restricted Subsidiary of the Borrower has the power and the authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and is duly qualified and authorized to do business in each jurisdiction in which such qualification is necessary in view of the character of its properties or the nature of its business requires such qualification or authorization, except for qualifications and authorizations, the lack of which, singly or in the aggregate, has not had and is not likely to have a Materially Adverse Effect.

                  (b) Authorization; Enforceability. The Borrower has the necessary power and has taken all necessary action to authorize it to execute, deliver, and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower, and is, and each of the other Loan Documents to which the Borrower is a party is, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to limitations on enforceability under bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and limitations on the availability of the remedy of specific performance imposed by the application of general equity principles.

                  (c) Restricted Subsidiaries' Authorization; Enforceability. The Restricted Subsidiaries and the Borrower's direct and indirect ownership thereof as of the Agreement Date are as set forth on Schedule 1 attached hereto, and to the extent such Restricted Subsidiaries are corporations, the Borrower has the unrestricted right to vote the issued and outstanding shares of the Restricted Subsidiaries thereof and such shares of such Restricted Subsidiaries have been duly authorized and issued and are fully paid and nonassessable. Each Restricted Subsidiary has the necessary power and has taken all necessary action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. Each of the Loan Documents to which any Restricted Subsidiary is party is a legal, valid and binding obligation of such Restricted Subsidiary enforceable against such Restricted Subsidiary in accordance with its terms, subject, to limitations on enforceability under bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and limitations on the availability of the remedy of specific performance imposed by the application of general equity principles. The Borrower's ownership interest in each of the Restricted Subsidiaries represents a direct or indirect controlling interest of such Restricted Subsidiary for purposes of directing or causing the direction of the management and policies of each Restricted Subsidiary.

                  (d) Compliance with Laws, Other Loan Documents, and Contemplated Transactions. The execution, delivery, and performance by the Borrower and its Restricted Subsidiaries of this Agreement and each of the other Loan Documents in accordance with the terms thereof and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any Applicable Law, (ii) result in a breach of, or constitute a default under, the certificate or articles of incorporation or by-laws or partnership agreements, as the case may be, as amended, of the Borrower or of any Restricted Subsidiary of the Borrower or under any indenture, agreement, or other instrument to which the Borrower or any of its Restricted Subsidiaries is a party or by any of them or any of their respective properties may be bound, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Restricted Subsidiaries except Permitted Liens; except where such violations, breaches, defaults or Liens, if any, singly or in the aggregate, has not had and is not likely to have a Materially Adverse Effect.

                  (e) Necessary Authorizations. No approval or consent of, or filing or registration with, any federal, state or local commission or other regulatory authority is required in connection with the execution, delivery and performance by the Borrower or any of its Restricted Subsidiaries of such of this Agreement, the Facility B Notes, and the other Loan Documents to which any of them is a party.

                  (f) Title to Properties. The Borrower has good, marketable, and legal title to, or a valid leasehold interest in, all of its respective material tangible properties and assets free and clear of all Liens, except Permitted Liens. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names the Borrower or any of the Restricted Subsidiaries as debtor or which covers or purports to cover any of the assets of the Borrower or any of its Restricted Subsidiaries is currently effective and on file in any state or other jurisdiction, and neither the Borrower nor any of its Restricted Subsidiaries has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing.

                  (g) Collective Bargaining. There are no collective bargaining agreements between the Borrower or any of its Restricted Subsidiaries and any trade or labor union or other employee collective bargaining agent.

                  (h) Taxes. All federal, state, and other tax returns of the Borrower and each Restricted Subsidiary of the Borrower required by law to be filed have been duly filed, and all federal, state, and other taxes, assessments, and other governmental charges or levies upon the Borrower or any of the Restricted Subsidiaries of the Borrower or any of their respective properties, income, profits, and assets, which are due and payable, have been paid, except any such tax payment (i) of which the Borrower or any Restricted Subsidiary of the Borrower is diligently contesting in good faith by appropriate proceedings, (ii) for which adequate reserves as required by GAAP have been provided on the books of the Borrower or any Restricted Subsidiary of the Borrower and (iii) as to which neither any Lien other than a Permitted Lien has attached nor any foreclosure, distraint, sale, or similar proceedings have been commenced. The charges, accruals, and reserves on the books of the Borrower or any of its Restricted Subsidiaries in respect of taxes are, in the reasonable judgment of the Borrower, adequate.

                  (i) Financial Statements. The Borrower has furnished, or caused to be furnished, to the Lenders (i) audited financial statements for the Borrower which present fairly in accordance with GAAP the financial position of the Borrower and its consolidated Subsidiaries as of December 31, 1997, and (ii) unaudited financial statements for the Borrower, which present fairly in accordance with GAAP the financial position of the Borrower and its consolidated Subsidiaries of June 30, 1998 and, in each case, the results of operations for the periods then ended. Except as disclosed in the financial statements most recently furnished to the Lenders pursuant to Section 6.2 hereof (or until such financial statements are delivered hereunder, the audited financial statement referred to in the preceding sentence) neither the Borrower or any of its Restricted Subsidiaries had any material liabilities, contingent or otherwise, and there are no material unrealized or anticipated losses of the Borrower which have not heretofore been disclosed in writing to the Lenders.

                  (j) Licenses, etc. The material Licenses have been duly issued and are in full force and effect. The Borrower and its Restricted Subsidiaries are in compliance in all material respects with all of the provisions thereof. The Borrower and its Restricted Subsidiaries have secured all material Necessary Authorizations and all such Necessary Authorizations are in full force and effect. Neither any material License nor any material Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened revocation.

                  (k) No Adverse Change. There has occurred no event since June 30, 1998, which has had or could reasonably be expected to have a Materially Adverse Effect.

                  (l) Investments and Guaranties. The Borrower has not made material investments, advances to, or guaranties of, the obligations of any Person, except as reflected in the financial statements referred to in Section 4.1(i) above or as otherwise permitted by the terms of this Agreement.

                  (m) Liabilities, Litigation, etc. Except for liabilities incurred in the normal course of business, neither the Borrower nor any of its Restricted Subsidiaries has any material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in the financial statements referred to in Section 4.1(i) above. Except as set forth on
Schedule 2 attached hereto, there is no material litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, any of its Restricted Subsidiaries or any of its properties which involves the possibility of any material judgment or liability not fully covered by insurance.

                  (n) ERISA. The Borrower and each ERISA Affiliate and each of their respective Plans are in substantial compliance with ERISA and the Code and neither the Borrower nor any of its ERISA Affiliates has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrower and each of its ERISA Affiliates have complied with all requirements of ERISA Sections 601 through 608 and Code
Section 4980B in all material respects. The Borrower has incurred no material liability to the Pension Benefit Guaranty Corporation in connection with any Plan. The assets of each Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which the Pension Benefit Guaranty Corporation would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (as defined in ERISA Section 4001(a)(16)) due under the Plan upon termination. No Reportable Event for which advance notice to the PBGC is required under Section 4043 of ERISA has occurred and is continuing with respect to any Plan. No Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA, or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in
Section 406 of ERISA or Section 4975 of the Code) which would subject the Borrower or any ERISA Affiliate to a material penalty or tax on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code. Neither the Borrower nor any of its ERISA Affiliates is a participant in or is obligated to make any payment to a Multiemployer Plan which has or is expected to have any withdrawal liability if such Plan were terminated or if such Person were to withdraw from such Plan which could reasonably be likely to have a Materially Adverse Effect.

                  (o) Patents, Trademarks, etc. The Borrower and each of its Restricted Subsidiaries owns, possesses or has the right to use all licenses and rights to all patents, Trademarks, trademark rights, trade names, trade name rights, service marks, and copyrights, and rights with respect thereto, necessary to conduct its business in all material respects as now conducted, without known conflict with any patent, Trademark, trade name, service mark, license or copyright of any other Person, and in each case, with respect to patents, Trademarks, trademark rights, trade names, trade name and copyrights and licenses with respect thereto owned by Borrower or its Restricted Subsidiaries, subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement or option other than Permitted Liens. All such licenses and rights with respect to patents, Trademarks, trademark rights, trade names, trade name rights, service marks and copyrights are in full force and effect, and to the extent applicable, the Borrower and its Restricted Subsidiaries are in full compliance in all material respects with all of the provisions thereof. No such patent, Trademark, trademark rights, trade names, trade name rights, service marks, copyrights or licenses is subject to any pending or, to the best of the Borrower's knowledge, threatened attack or revocation which could reasonably be considered to have a Materially Adverse Effect.

                  (p) Compliance with Law; Absence of Default. The Borrower and each of its Restricted Subsidiaries is in compliance with all Applicable Laws, and no event has occurred or has failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes (i) a Default or
(ii) a default by the Borrower or any of its Restricted Subsidiaries under any other indenture, agreement, or other instrument, or any judgment, decree, or order to which the Borrower or any of its Restricted Subsidiaries is a party or by which the Borrower or any of its Restricted Subsidiaries or any of its or their properties may be bound, which default could reasonably be considered to have a Materially Adverse Effect.

                  (q) Compliance with Regulations U and X. The Borrower is neither engaged principally in, nor as one of its important activities in the business of, extending credit for the purpose of purchasing or carrying any "margin security" or "margin stock" as defined in Regulations U and X (12 C.F.R. Parts 221 and 224) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Facility B Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulations U and X. Neither the Borrower nor any bank acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Lender, the Borrower will furnish the Lender with
(i) a statement or statements in conformity with the requirements of Federal Reserve Forms G-3 and/or U-1 referred to in Regulation U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations, including without limitation an opinion of counsel in form and substance satisfactory to the Lenders. Neither the making of the Facility B Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of Regulation U or X of said Board of Governors.

                  (r) Solvency. As of the Agreement Date and after giving effect to the transactions contemplated by the Loan Documents (i) the property of the Borrower and its Restricted Subsidiaries, taken as a whole, at a fair valuation, will exceed their debt; (ii) the capital of the Borrower and its Restricted Subsidiaries, taken as a whole, will not be unreasonably small to conduct their business; (iii) the Borrower and its Restricted Subsidiaries, taken as a whole, will not have incurred debts, or have intended to incur debts, beyond their ability to pay such debts as they mature; and (iv) the present fair salable value of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay their probable liabilities (including debts) as they become absolute and matured. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

                  (s) Broker's or Finder's Commissions. No broker's or finder's fee or commission will be payable with respect to the issuance of the Notes, and no other similar fees or commissions will be payable by the Borrower for any other services rendered to the Borrower ancillary to the transactions contemplated herein.

                  (t) Governmental Regulation. Neither the Borrower nor any of its Restricted Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the performance, in accordance with their respective terms, of this Agreement or any other Loan Document the failure of which to obtain could have a Materially Adverse Effect.

                  (u) Accuracy and Completeness of Information. All information, reports, prospectuses and other papers and data relating to the Borrower or any of its Restricted Subsidiaries and furnished by or on behalf of the Borrower or any of its Restricted Subsidiaries to the Administrative Agent or the Lenders were, at the time furnished, true, complete and correct in all material respects to the extent necessary to give the Administrative Agent and the Lenders true and accurate knowledge of the subject matter.

                  (v) Payment of Wages. The Borrower and each of its Restricted Subsidiaries are in compliance with the Fair Labor Standards Act, as amended, in all material respects, and to the knowledge of the Borrower and each of its Restricted Subsidiaries, such Persons have paid all minimum and overtime wages required by law to be paid to their respective employees.

                  (w) Business. The Borrower's business and the business of its Restricted Subsidiaries include distributing and acquiring various types of video, audio, data and program promotion services via satellite and the internet, and distributing and selling such programming to cable television systems, satellite dish owners, private network users and other non-broadcast delivery systems and magazine publishing and related printing activities.

                  (x) Investment Company Act. Neither the Borrower nor any of its Restricted Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower and its Restricted Subsidiaries of this Agreement and the Loan Documents to which they are respectively party nor the issuance of the Notes violates any provision of such Act or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission, any governmental or public body or authority pursuant to any of the provisions of such Act.

                  (y) Year 2000 Compliance. The Borrower and its Restricted Subsidiaries have reviewed the areas within their businesses and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower and its Restricted Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on such review and program, the Borrower reasonably believes that the Year 2000 Problem will not have a Materially Adverse Effect on the financial condition, operations, business, prospects or property of the Borrower and its Restricted Subsidiaries taken as a whole since December 31, 1997.

     Section 4.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date and the date of each Advance hereunder, except to the extent previously fulfilled in accordance with the terms hereof and to the extent subsequently inapplicable. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Lenders and the Administrative Agent, any investigation or inquiry by any Lender or the Administrative Agent, or the making of any Advance under this Agreement.


                                    ARTICLE 5

                                General Covenants

         So long as any of the Obligations are outstanding and unpaid or the Borrower shall have the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Required Lenders shall otherwise consent in writing:

     Section 5.1 Preservation of Existence and Similar Matters. The Borrower will, and, except as permitted by Section 7.5 hereof, will cause each of its Restricted Subsidiaries to, (i) preserve and maintain its existence, rights, licenses, and privileges in its jurisdiction of formation and (ii) qualify and remain qualified and authorized to do business in each jurisdiction in which such qualification is necessary in view of the character of its properties or the nature of its business requires such qualification or authorization, except for qualifications and authorizations, the lack of which, singly or in the aggregate, has not had and is not likely to have a Materially Adverse Effect.

     Section 5.2 Business; Compliance with Applicable Law. The Borrower will, and will cause each of its Restricted Subsidiaries to (a) engage primarily in the business described in Section 4.1(w) hereof and related businesses and (b) comply with the requirements of all Applicable Law, including environmental laws, except for those laws the non-compliance with which could not reasonably be expected to have a Materially Adverse Effect.

     Section 5.3 Maintenance of Properties. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order, and condition all properties necessary in its business (whether owned or held under lease).

     Section 5.4 Accounting Methods and Financial Records. The Borrower will, and will cause each of its Restricted Subsidiaries on a consolidated and consolidating basis to, maintain a system of accounting established and administered in accordance with GAAP, and will keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP and keep accurate and complete records of their respective properties and assets. The Borrower and its Restricted Subsidiaries will maintain a fiscal year ending on December 31 unless otherwise agreed by all of the Arrangers.

     Section 5.5 Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to maintain insurance on its assets and properties and on its operations including, but not limited to, public liability, business interruption, property and crime, from responsible insurance companies in such amounts and against such risks as shall be customary for similar businesses. The Borrower and each of its Restricted Subsidiaries shall at all times maintain insurance coverage comparable to that in place on the Agreement Date, taking into account the growth of the Borrower's and the Restricted Subsidiaries' business and operations after the Agreement Date.

     Section 5.6 Payment of Taxes and Claims. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay and discharge all taxes, assessments, and governmental charges or levies imposed upon it or upon its incomes or profits or upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims for labor, materials, and supplies which, if unpaid, might become a Lien other than a Permitted Lien upon any of its properties; except that, no such tax, assessment, charge, levy, or claim need be paid which is being contested in good faith by appropriate proceedings and for which adequate reserves as required by GAAP shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy, or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale, or similar proceedings shall have been commenced and remain unstayed for a period of thirty (30) days after such commencement. The Borrower will, and will cause each of its Restricted Subsidiaries to, timely file all information returns required by federal, state or local tax authorities.

     Section 5.7 Visits and Inspections. The Borrower will permit, and will cause each of its Restricted Subsidiaries to permit, representatives of the Administrative Agent and each Lender to (a) visit and inspect the properties of the Borrower and each of its Restricted Subsidiaries at reasonable times during normal business hours, (b) inspect and make extracts from and copies of their respective books and records, and (c) discuss with their respective principal officers its businesses, assets, liabilities, financial positions, results of operations, and business prospects relating to the Borrower and each of its Restricted Subsidiaries. The Borrower and each of its Restricted Subsidiaries will also permit representatives of the Administrative Agent to discuss with their respective accountants the Borrower's and its Restricted Subsidiaries' businesses, assets, liabilities, financial positions, results of operations and business prospects.

     Section 5.8 Payment of Indebtedness. The Borrower will pay, and will cause each of its Restricted Subsidiaries to pay, subject to any provisions therein regarding subordination, any and all of their respective Indebtedness when and as the same becomes due, other than Indebtedness the non-payment of which could not reasonably be expected to have a Materially Adverse Effect, and which the Borrower or such Restricted Subsidiary is contesting in good faith and has established adequate reserves on its books and records.

     Section 5.9 Use of Proceeds. The Borrower will use the proceeds of the Facility B Loans for (1) general corporate purposes, including payment of transaction fees and expenses; (2) working capital and capital expenditures; and
(3) payment of the purchase price for the TV Guide Transaction, the Liberty Transaction and other Acquisitions and Investments permitted herein, and (4) for payment of the purchase price for the TV Guide Transaction, the cash portion of which shall not exceed $800,000,000.

     Section 5.10 ERISA. The Borrower shall (a) notify the Lenders as soon as practicable of any Reportable Event for which the Pension Benefit Guaranty Corporation has not waived the thirty (30) day notice requirement and of any additional act or condition arising in connection with any such Plan which the Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer such Plan and (b) furnish to the Lenders, promptly upon the Lenders' request therefor, such additional information concerning any such Plan as may be reasonably requested by the Lenders.

     Section 5.11 Indemnity. The Borrower agrees to indemnify and hold harmless each Lender and the Administrative Agent, and each of their respective affiliates, employees, representatives, shareholders, officers and directors (any of the foregoing shall be an "Indemnitee") from and against any and all claims, liabilities, losses, damages, actions, reasonable attorneys' fees and expenses (as such fees and expenses are incurred) and demands by any party (other than the Borrower), including the costs of investigating and defending such claims, whether or not the Borrower, any of its Restricted Subsidiaries or the Person seeking indemnification is the prevailing party, (a) resulting from any breach or alleged breach by the Borrower or any of its Restricted Subsidiaries of the Borrower of any representation or warranty made hereunder; or (b) otherwise arising out of (i) the Facility B Commitments or otherwise under this Agreement, any Loan Document or any transaction contemplated hereby or thereby, including, without limitation, the use of the proceeds of the Facility B Loans hereunder in any fashion by the Borrower or the performance of their respective obligations under the Loan Documents by the Borrower, (ii) allegations of any participation by the Lenders or the Administrative Agent, or any of them, in the affairs of the Borrower or any of its Restricted Subsidiaries, or allegations that any of them has any joint liability with the Borrower or any of its Restricted Subsidiaries for any reason, (iii) any claims against the Lenders or the Administrative Agent, or any of them, by any shareholder or other investor in or lender to the Borrower or any of its Restricted Subsidiaries, by any brokers or finders or investment advisers or investment bankers retained by the Borrower or by any other third party, arising out of the Facility B Commitment or otherwise under this Agreement or any other Loan Document; or (c) in connection with taxes (not including federal or state income taxes or other taxes based solely upon the revenues of such Persons), fees, and other charges payable in connection with the Facility B Loans, or the execution, delivery, and enforcement of this Agreement, the Security Documents, the other Loan Documents, and any amendments thereto or waivers of any of the provisions thereof; unless the Person seeking indemnification hereunder is determined in such case to have acted with gross negligence or willful misconduct, in any case, by a final, non-appealable judicial order. The obligations of the Borrower under this Section 5.11 are in addition to, and shall not otherwise limit, any liabilities which the Borrower might otherwise have in connection with any warranties or similar obligations of the Borrower in any other Loan Document.

     Section 5.12 Further Assurances. The Borrower will promptly cure, or cause to be cured, defects in the creation and issuance of the Notes and the execution and delivery of the Loan Documents (including this Agreement), resulting from any act or failure to act by the Borrower or any of its Restricted Subsidiaries or any employee or officer thereof. The Borrower at its expense will promptly execute and deliver to the Administrative Agent and the Lenders, or cause to be executed and delivered to the Administrative Agent and the Lenders, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith as may be reasonably requested.

     Section 5.13 Broker's Claims. The Borrower hereby indemnifies and agrees to hold the Administrative Agent and each of the Lenders harmless from and against any and all losses, liabilities, damages, costs and expenses which may be suffered or incurred by the Administrative Agent and each of the Lenders in respect of any claim, suit, action or cause of action now or hereafter asserted by a broker or any Person acting in a similar capacity arising from or in connection with the execution and delivery of this Agreement or any other Loan Document or the consummation of the transactions contemplated herein or therein.

     Section 5.14 Covenants Regarding Formation of Subsidiaries and Acquisitions. At the time of (i) any Acquisition by a Restricted Subsidiary of the Borrower, (ii) any Acquisition of a Person which becomes a Restricted Subsidiary of the Borrower, or (iii) the formation of any new Restricted Subsidiary of the Borrower which is permitted under this Agreement, (X) the Borrower will, and will cause its Restricted Subsidiaries, as appropriate, (1) to pledge to the Administrative Agent all of the stock, partnership interests or other ownership interests (or other instruments or securities evidencing ownership) and intercompany indebtedness of such Restricted Subsidiary which is acquired, formed, or beneficially owned by the Borrower or any of its Restricted Subsidiaries, as the case may be, as additional Collateral for the Obligations to be held by the Administrative Agent in accordance with the terms of an extant Borrower Pledge Agreement, an extant Subsidiary Pledge Agreement, or a new Borrower Pledge Agreement or Subsidiary Pledge Agreement in substantially the forms of Exhibits C and G, respectively, attached hereto and, if such Restricted Subsidiary is a Non-Guarantor Subsidiary, an Assignment of Notes, if applicable, and (2) execute and deliver to the Administrative Agent all such documentation for such pledge as, in the reasonable opinion of the Administrative Agent, is appropriate with respect to such Acquisition or the formation of such Restricted Subsidiary, and (Y) if such Restricted Subsidiary is not a Non-Guarantor Subsidiary, the Borrower shall cause such Restricted Subsidiary to execute and deliver a Subsidiary Guaranty substantially in the form of Exhibit F attached hereto. Notwithstanding the foregoing, the Borrower shall cause any Restricted Subsidiary that makes a loan to a Non-Guarantor Subsidiary at any time to execute and deliver an Assignment of Notes substantially in the form of Exhibit B attached hereto at the time of the making of such loan. Any document, agreement or instrument executed or issued pursuant to this Section 5.14 shall be a "Loan Document" for purposes of this Agreement.

     Section 5.15 Year 2000 Compliance. The Borrower will, and will cause each of its Restricted Subsidiaries to, promptly notify the Administrative Agent in the event that the Borrower or any of its Restricted Subsidiaries discovers or determines that any computer application (including those of its suppliers, vendors, and customers) that is material to the Borrower's or any of its Restricted Subsidiaries' businesses and operations will not be Year 2000 compliant, except to the extent that such failure could not reasonably be expected to have a Materially Adverse Effect.

     Section 5.16 Non-Guarantor Subsidiary Distributions. On the last day of each calendar quarter, the Borrower shall cause each Non-Guarantor Subsidiary to make a distribution to the Borrower in an amount equal to the Borrower's attributable portion of the EBITDA of such Non-Guarantor Subsidiary for the four
(4) quarter period then ended less the amount of all other distributions made during such period in respect of the EBITDA of such Non-Guarantor Subsidiary; provided however, that with respect to (a) SNG only, the Borrower may permit SNG to retain (a) any EBITDA attributable to any period prior to the Agreement Date and (ii) up to $12,000,000 of EBITDA attributable to any period after the Agreement Date and (b) Sneak Prevue LLC only, the Borrower may permit Sneak Prevue LLC to retain up to $3,000,000 of EBITDA after the Agreement Date.


                                    ARTICLE 6

                              Information Covenants

         So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Required Lenders shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Lender and to the Administrative Agent at their respective offices:

     Section 6.1 Quarterly Financial Statements and Information. Within forty-five (45) days after the last day of each of the first three (3) quarters in each calendar year, the unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such quarter, and the related unaudited consolidated and consolidating statement of operations and related unaudited consolidated statement of cash flows of the Borrower and its Subsidiaries for the elapsed portion of the year ended with the last day of such quarter, certified by an Authorized Signatory of the Borrower to have been prepared in accordance with GAAP and, in his or her opinion, present fairly the financial position of the Borrower and its Subsidiaries, as of the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments.

     Section 6.2 Annual Financial Statements and Information; Certificate of No Default. Within ninety (90) days after the end of each calendar year the audited consolidated balance sheet of the Borrower and its Subsidiaries and the related audited consolidated statements of operations and related audited consolidated statements of cash flows of the Borrower and its Subsidiaries for such calendar year and set forth in comparative form such figures as of the end of and for the previous calendar year, all in reasonable detail, and in each case prepared in accordance with GAAP throughout the periods involved and shall be certified by independent certified public accountants of recognized national standing which certification shall (i) be accompanied by the opinion of such accountants without reservation or exception as to the scope of their audit, (ii) state that the examination by such accountants in connection with the financial statements has been made in accordance with generally accepted auditing standards, (iii) include the opinion of such accountants that such financial statements have been prepared in accordance with GAAP, except as otherwise specified in such opinion, and (iv) stating that, in making the examination necessary for their audit of the financial statements of the Borrower for such year, nothing came to their attention of a financial or accounting nature that caused them to believe that the Borrower was not in compliance with the terms, covenants, provisions or conditions of this Agreement, or that there shall have occurred any condition or event which would constitute a Default or, if so, specifying all such instances of non-compliance and the nature and status thereof.

     Section 6.3 Performance Certificates. At the time the financial statements are furnished pursuant to Sections 6.1 and 6.2 hereof, a certificate of an Authorized Signatory of the Borrower in form and substance satisfactory to the Administrative Agent:

                  (a) setting forth as of the end of such quarter or calendar year, as the case may be, the arithmetical calculations required to establish
(i) adjustments to the Applicable Margin, as provided for in Section 2.3(g) hereof, and (ii) whether or not the Borrower was in compliance with the requirements of Sections 7.8, 7.9 and 7.10 hereof;

                  (b) stating that the signer has reviewed the terms of this Agreement and that in the course of the performance of his or her duties, he or she would normally have knowledge of any condition or event which would constitute a Default and certifying that, to the best of his or her knowledge, no Default has occurred as of the end of such quarter or year, as the case may be, or, if a Default has occurred, disclosing each such Default and its nature, when it occurred, whether it is continuing, and the steps being taken by the Borrower with respect to such Default; and

                  (c) with respect to the financial statements furnished pursuant to Section 6.2 hereof, attaching unaudited consolidating schedules with respect to the balance and statement of operations.

         Section 6.4 Copies of Other Reports.

                  (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower by its independent public accountants including, without limitation, any management report prepared in connection with the annual financial statements referred to in Section 6.2 hereof.

                  (b) Within ninety (90) days after the end of each calendar year of the Borrower, the annual budget for the Borrower.

                  (c) Promptly after the preparation of the same, copies of all material reports or financial information filed with any governmental agency, department, bureau, division or other governmental authority or regulatory body evidencing facts or containing information which could have a Materially Adverse Effect.

                  (d) From time to time and promptly upon each request, such data, certificates, reports, statements, documents, or further information regarding the business, assets, liabilities, financial position, projections, results of operations of the Borrower or any of its Restricted Subsidiaries as the Administrative Agent, upon request of the Required Lenders, may reasonably request.

     Section 6.5 Notice of Litigation and Other Matters. Prompt notice of the following events as to which the Borrower has received notice or otherwise become aware thereof:

                  (a) The commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating adversely and directly to the Borrower or any of its Restricted Subsidiaries or any of its properties, assets, or businesses, or which calls into question the validity of this Agreement or any other Loan Document, which, if determined adversely to the Borrower or such Restricted Subsidiary, could reasonably be expected to have a Materially Adverse Effect.

                  (b) Any material adverse change with respect to the business, assets, liabilities, financial position, or results of operations of the Borrower or any of its Restricted Subsidiaries, other than changes in the ordinary course of business which have not had and are not likely to have a Materially Adverse Effect.

                  (c) Any Default or the occurrence or non-occurrence of any event (A) which constitutes, or which with the passage of time or giving of notice or both would constitute a default by the Borrower or any Restricted Subsidiary of the Borrower under any material agreement to which the Borrower or any Restricted Subsidiary of the Borrower is party or by which any of their respective properties may be bound, and (B) which could reasonably be expected to have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto.

                  (d) The occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan or the institution or threatened institution by the Pension Benefit Guaranty Corporation of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan.

                  (e) The occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in Section 4.1(n) of this Agreement.

     Section 6.6 Loss of Agreements. The Borrower shall notify the Administrative Agent and the Lenders within fifteen (15) days of the occurrence of any termination of any MSO Agreement or DBS Agreement which results in a reduction of twenty-five percent (25%) or more of the subscribers of all distributors of the programming of the Borrower and its Restricted Subsidiaries in any calendar quarter when added to all other terminations and after giving effect to any additions in such quarter. In addition, the Borrower shall notify the Administrative Agent and Lenders promptly upon receipt of any notice that a Transponder Lease Agreement is in default.


                                    ARTICLE 7

                               Negative Covenants

         So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Required Lenders shall otherwise give their prior consent in writing:

     Section 7.1 Indebtedness of the Borrower. The Borrower shall not create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, and the Borrower shall not permit any of its Restricted Subsidiaries to create, assume, incur or otherwise become or remain obligated in respect of or permit to be outstanding, any Indebtedness for Money Borrowed except:

                  (a)      the Obligations;

                  (b) Indebtedness existing as of the Agreement Date as described on Schedule 3 attached hereto;

                  (c) Indebtedness owed to the Borrower or to any of its Restricted Subsidiaries (other than Non-Guarantor Subsidiaries) by the Borrower or any of its Restricted Subsidiaries (other than Non-Guarantor Subsidiaries);

                  (d) obligations under Interest Hedge Agreements in respect of the Facility B Loans and the Facility A Loans;

                  (e) unsecured subordinated Indebtedness; provided, that (i) such Indebtedness (A) is expressly subordinated in all respects to the Obligations, (B) has a final maturity at least one year after the Maturity Date, and (C) has no terms or conditions (including payment terms) which are more onerous than the terms and conditions contained herein and in the other Loan Documents, and (ii) on the date of incurrence thereof, no Default exists or would be caused thereby;

                  (f) Indebtedness for Money Borrowed assumed in connection with any Acquisition permitted hereunder; provided, that (i) such Indebtedness for Money Borrowed (A) is unsecured, (B) has a final maturity at least one year after the Maturity Date, (C) has no terms or conditions (including payment terms) which are more onerous than the terms and conditions contained herein and in the other Loan Documents and (D) was not incurred to finance all or part of the purchase price with respect to such Acquisition and (ii) on the date of assumption thereof, no Default exists or would be caused thereby;

                  (g) other Indebtedness for Money Borrowed of the Borrower not to exceed $50,000,000 in the aggregate at any time outstanding; provided, however, that (i) no Default exists prior to or after giving effect to the incurrence thereof, (ii) the principal amount thereof which is secured by Liens does not exceed $20,000,000 in the aggregate outstanding at any time and (iii) the principal amount thereof incurred by Non-Guarantor subsidiaries does not exceed $10,000,000 in the aggregate;

                  (h) Indebtedness of the Non-Guarantor Subsidiaries owed to the Borrower as permitted in Section 7.2(c); and

                  (i) Indebtedness evidenced by the Borrower's 8.125% Senior Subordinated Notes due 2009 in an aggregate principal amount not to exceed $400,000,000 and Guarantees thereof by the Restricted Subsidiaries (other than Non-Guarantor Subsidiaries) of the Borrower.

     Section 7.2 Investments and Acquisitions. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, make any loan, advance, or otherwise acquire evidences of indebtedness, Capital Stock or other securities of any Person, except that the Borrower and its Restricted Subsidiaries may:

                  (a) complete (i) the TV Guide Transaction and (ii) the Liberty Transaction;

                  (b) make loans or advances to Non-Guarantor Subsidiaries for working capital and cash management purposes;

                  (c) if the Leverage Ratio (after giving effect to such Acquisition or Investment) on the date of such Acquisition or Investment is equal to or less than 3.5 to 1.0 and so long as no Default then exists or would be caused thereby, make any other Acquisition or Investment; and

                  (d) if the Leverage Ratio (after giving effect to such Acquisition or Investment) on the date of such Acquisition or Investment is greater than 3.5 to 1.0 and so long as no Default then exists or would be caused thereby, make any other Acquisition or Investment that does not exceed (i) $150,000,000 for any single Investment or Acquisition and (ii) $400,000,000 in the aggregate for all Investments and Acquisitions after the Agreement Date; and

                  (e) purchase or otherwise acquire and own any of the following:

                           (i) direct obligations of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged maturing within three hundred sixty-five (365) days of the date of acquisition thereof;

                           (ii) time deposit accounts, certificates of deposit and money market deposits maturing within ninety (90) days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rated "A-3" or "A-" (or higher) according to Moody's Investors Service, Inc. or Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc. (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities and Exchange Act of 1993, as amended));

                           (iii) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (i) entered into with:

                                    (A)     a bank meeting the qualifications
                  described in clause (ii) above, or

                                    (B) any primary government securities dealer
                  reporting to the Market Reports Division of the Federal Reserve Bank of New York;

                           (iv) commercial paper, maturing not more than ninety
         (90) days after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc. (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities and Exchange Act of 1993, as amended)); and

                           (v) direct obligations (or certificates representing an ownership interest in such obligations) of any state of, or municipality within, the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state or municipality is pledged and which are not callable or redeemable at the issuer's option, provided that:

                                    (A) the long-term debt of such state or
                  municipality is rated "A-3" or "A-" (or higher) according to Moody's Investor Service, Inc. or Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc. (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities and Exchange Act of 1993, as amended)), and

                                    (B) such obligations mature within one
                  hundred eighty (180) days of the date of acquisition thereof.

     Section 7.3 Limitation on Liens. The Borrower shall not create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, and the Borrower shall not permit any of its Restricted Subsidiaries to create, assume, incur or permit to exist, or to be created, assumed or incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens. The Borrower shall not permit any of its Restricted Subsidiaries to undertake, covenant or agree with any third party that it will not create, assume, incur or permit to exist any lien in favor of the Administrative Agent or the Lenders securing the Obligations on any of its assets or properties, whether now owned or hereafter acquired, except for Permitted Liens.

     Section 7.4 Amendment and Waiver. The Borrower shall not enter into any material amendment of, or agree to or accept any material waiver of the Articles of Incorporation and Bylaws of the Borrower or its Restricted Subsidiaries, in each case which would have or could reasonably be expected to have an adverse effect upon the rights and remedies of the Lenders hereunder or under any Loan Document.

     Section 7.5 Liquidation; Disposition or Acquisition of Assets. The Borrower shall not and shall not at any time permit any of its Restricted Subsidiaries to
(a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or (b) enter into any merger or consolidation, or (c) sell, lease, abandon, transfer or otherwise dispose of any assets (other than contract rights) or business other than, subject to compliance with Section 2.7(b) hereof, Permitted Asset Sales so long as the Borrower is in pro forma compliance with Sections 2.7(b), 7.8, 7.9 and 7.10 after giving effect to any such asset sale provided that if the Net Proceeds of such sale, transfer or disposition are greater than $100,000,000, the Borrower provides to the Administrative Agent a certificate indicating pro forma compliance with Sections 7.8, 7.9 and 7.10 from the date of such sale, transfer or disposition through the Maturity Date and; provided, however that (i) the Borrower may merge or consolidate with a wholly-owned Restricted Subsidiary of the Borrower (so long as the Borrower is the surviving entity), and (ii) wholly-owned Restricted Subsidiaries of the Borrower may merge or consolidate with other wholly-owned Restricted Subsidiary or with the Borrower.

    Section 7.6 Limitation on Guaranties. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, at any time Guaranty, or assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) as may be contained in any Loan Document, (b) obligations under agreements to indemnify Persons who have issued bid or performance bonds or letters of credit issued in lieu of such bonds in the ordinary course of business of the Borrower or its Restricted Subsidiaries, as the case may be, securing other performance by the Borrower or any of its Restricted Subsidiaries of activities otherwise permissible hereunder, (c) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business and (d) Guaranties of Indebtedness permitted under Section
7.1 hereof.

     Section 7.7 Restricted Payments and Purchases. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase, provided, however that (a) so long as no Default then exists or would be caused thereby, and so long as on such date, the Borrower demonstrates that its Leverage Ratio before and after giving effect to such Restricted Payment is less than 3.0 to 1.0, and that it will be in compliance on a pro forma basis with Sections 7.8, 7.9 and
7.10 hereof from the date of such Restricted Payment through the Maturity Date after giving effect to such Restricted Payment, the Borrower may make Restricted Payments in an amount not to exceed the amount of (i) its EBITDA for the immediately preceding four (4) calendar quarters minus (ii) the aggregate amount of any Restricted Payments made under this Section 7.7 during the immediately preceding four (4) calendar quarters, (b) any Restricted Subsidiary of the Borrower may make distributions to the Borrower or another Restricted Subsidiary of the Borrower and (c) to the extent that a Restricted Subsidiary has made distributions to the Borrower or another Restricted Subsidiary, such Restricted Subsidiary may make distributions to other holders of equity interests in such Restricted Subsidiary in proportion to the ownership interest in such Restricted Subsidiary held by such holder.

     Section 7.8 Leverage Ratio. (a) As of the end of any calendar quarter and
(b) at the time of any Advance increasing the principal amount of the Facility B Loans (after giving effect to any such Advance), the Borrower shall not permit the Leverage Ratio to exceed the ratios set forth below during the periods indicated:

                           (i) Prior to the receipt of (x) the Threshold Debt Proceeds and (y) the Cash Equity Proceeds:

                           Period                         Ratio

         Agreement Date through March 30, 2000        4.50 to 1.0
         March 31, 2000 through March 30, 2002        4.00 to 1.0
         March 31, 2002 and thereafter                3.50 to 1.0

                           (ii) After the receipt of (x) the Threshold Debt Proceeds and (y) the Cash Equity Proceeds:

                           Period                        Ratio

         Agreement Date through March 30, 2002       5.00 to 1.0
         March 31, 2002 and thereafter               4.00 to 1.0

     Section 7.9 Fixed Charge Coverage Ratio. (a) As of the end of any calendar quarter and (b) at the time of any Advance increasing the principal amount of the Facility B Loans (after giving effect to such Advances), the Borrower shall not permit the ratio of (x) its EBITDA for the four (4) calendar quarters immediately preceding (or, in the case of Section 7.9(a) hereof, ending on) the calculation date to (y) its Fixed Charges for such period to be less than 1.25 to 1.0.

     Section 7.10Interest Coverage Ratio. (a) As of the end of any calendar quarter and (b) at the time of any Advance increasing the principal amount of the Facility B Loans (after giving to effect to such Advance), the Borrower shall not permit the ratio of (x) its EBITDA for the four (4) calendar quarters immediately preceding (or, in the case of Section 7.10(a) hereof, ending on) the calculation date to (y) Total Interest Expense for such period to be less than the amounts set forth for such date in the table below:

                            Period                     Interest Coverage Ratio

         Agreement Date through March 30, 2002              2.50 to 1.0

         March 31, 2002 and all periods thereafter          3.00 to 1.0

     Section 7.11 Affiliate Transactions. Except for transactions pursuant to any Transponder Lease Agreement between the Borrower and an Affiliate, agreements which are direct cost or direct revenue pass through in nature and any renewals or extensions of any of the foregoing, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, at any time engage in any transaction with an Affiliate (other than the Borrower or a Restricted Subsidiary of the Borrower), nor make an assignment or other transfer of any of its assets to any Affiliate (other than the Borrower or a Restricted Subsidiary of the Borrower), on terms less advantageous than would be the case if such transaction had been effected with a non-Affiliate.

     Section 7.12 ERISA Liabilities. The Borrower shall not, and shall not permit any of its ERISA Affiliates to, fail to meet all of the applicable minimum funding requirements of ERISA and the Code, without regard to any waivers thereof, and, to the extent that the assets of any of its Plans would be less than an amount sufficient to provide all accrued benefits payable under such Plans, shall make the maximum deductible contributions allowable under the Code. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, become a participant in any Multiemployer Plan.

     Section 7.13 Limitation on Upstream Dividends by Subsidiaries. The Borrower shall not permit any of its Restricted Subsidiaries to enter into or agree, or otherwise become subject, to any agreement, contract or other arrangement with any Person pursuant to the terms of which (a) such Restricted Subsidiary is or would be prohibited from declaring or paying any cash dividends or distributions on any class of its stock or any partnership interests owned directly or indirectly by the Borrower or from making any other distribution on account of any class of any such stock or any such partnership interests owned directly or indirectly by the Borrower (herein referred to as "Upstream Dividends") or (b) the declaration or payment of Upstream Dividends by a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary of the Borrower, on an annual or cumulative basis, is or would be otherwise limited or restricted.

         Section 7.14 Limitation on Prepayment of Subordinated Debt. The Borrower shall not redeem any Subordinated Debt prior to the maturity date thereof unless the Leverage Ratio covenant set forth in Section 7.8 hereof has been permanently set at a maximum permitted Leverage Ratio of 3.5 to 1.0 and the Borrower is in compliance therewith.


                                    ARTICLE 8

                                     Default

     Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body:

                  (a) Any representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to have been made pursuant to Section 4.2 hereof;

                  (b) The Borrower shall default in the payment of (i) any interest, fees and other amounts payable hereunder or under the Notes, this Loan Agreement, or any of them, or under the other Loan Documents and such default shall continue unremedied for a period of five (5) days or (ii) any principal when due under the Notes, this Loan Agreement, or any of them;

                  (c) The Borrower shall default in the performance or observance of any agreement or covenant contained in (i) Sections 6.1, 6.2 or
6.3 hereof, which default shall continue for a period of ten (10) days, or (ii)
Section 6.6 or Article 7 hereof;

                  (d) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured to the Required Lenders' satisfaction within a period of thirty
(30) days from the date of the occurrence of such default;

                  (e) There shall occur any Default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in this Section 8.1 of this Agreement), which shall not be cured to the Required Lenders' satisfaction within a period of thirty (30) days from the occurrence of such default;

                  (f) There shall be entered a decree or order for relief in respect of any of the Borrower or any Restricted Subsidiary of the Borrower under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official for the Borrower or any Restricted Subsidiary of the Borrower or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of the Borrower or its Restricted Subsidiaries or an involuntary petition shall be filed against the Borrower or any of its Restricted Subsidiaries and a temporary stay entered, and
(i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of sixty (60) consecutive days;

                  (g) The Borrower or any Restricted Subsidiary of the Borrower shall file a petition, answer, or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or the Borrower or any Restricted Subsidiary of the Borrower shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official for the Borrower or any Restricted Subsidiary of the Borrower or of any substantial part of their respective properties, or the Borrower or any Subsidiary of the Borrower shall fail generally to pay its respective debts as they become due, or the Borrower or any Restricted Subsidiary of the Borrower shall take any action in furtherance of any such action;

                  (h) A final judgment shall be entered by any court against the Borrower or any of its Restricted Subsidiaries for the payment of money which exceeds $1,000,000, which judgment is not covered by insurance or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any Restricted Subsidiary of the Borrower which, together with all other such property of the Borrower and its Restricted Subsidiaries subject to other such process, exceeds in value $1,000,000 in the aggregate, and if, within thirty (30) days after the entry, issue, or levy thereof, such judgment, warrant, or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant, or process shall not have been paid or discharged;

                  (i) (i) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan; or (ii) a trustee shall be appointed by a United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan; or (iii) any of the Borrower and its ERISA Affiliates shall incur any liability to the Pension Benefit Guaranty Corporation in connection with the termination of any Plan; or (iv) any Plan or trust created under any Plan of any of the Borrower and its ERISA Affiliates shall engage in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject the Borrower or any ERISA Affiliate to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code; and by reason of any or all of the events described in clauses (i) through (iv), as applicable, the Borrower shall have waived (and/or is likely to incur) and/or incurred liability in excess of $1,000,000 in the aggregate;

                  (j) There shall occur any (i) default under (A) the Facility A Loan Agreement or (B) any indenture, agreement, or instrument evidencing Indebtedness for Money Borrowed of the Borrower or any of its Restricted Subsidiaries having an aggregate principal amount in excess of $20,000,000, which default is not cured or waived within any applicable cure period and which default shall give the holder thereof the right to accelerate the obligations thereunder or (ii) payment default under (after giving effect to any applicable grace period) or acceleration of the maturity of any Indebtedness for Money Borrowed of the Borrower or any of its Restricted Subsidiaries having an aggregate principal amount in excess of $20,000,000;

                  (k) All or any portion of any Loan Document shall at any time and for any reason be declared by a court of competent jurisdiction in a suit with respect to such Loan Document to be null and void, or a proceeding shall be commenced by any governmental authority involving a legitimate dispute or by the Borrower or any of its Restricted Subsidiaries having jurisdiction over the Borrower or any of its Restricted Subsidiaries seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof);

                  (l) There shall occur any default by the Borrower under or a cancellation of, without replacement, any Transponder Lease Agreement which results (or is reasonably likely to result in) a termination of the Borrower's access to a transponder thereunder;

                  (m)      There shall occur any Change of Control; or

                  (n) Any Security Document shall for any reason fail or cease (except by reason of lapse of time) to create a valid and perfected and first-priority Lien on or security interest in any portion of the Collateral purported to be covered thereby.

     Section 8.2 Remedies. If an Event of Default shall have occurred and shall be continuing:

                  (a) With the exception of an Event of Default specified in Sections 8.1(f) or (g) hereof, the Administrative Agent, shall at the request, or may with the consent, of the Required Lenders, (i) terminate the Facility B Commitment, and/or (ii) declare the principal of and interest on the Facility A Loans and the Notes and all other Obligations to be forthwith due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding, or both.

                  (b) Upon the occurrence an Event of Default under Sections 8.1(f) or (g) hereof, such principal, interest, and other obligations shall thereupon and concurrently therewith become due and payable, and the Facility B Commitment shall forthwith terminate, all without any action by the Administrative Agent or the Lenders or the holders of the Notes, and the Borrower shall thereupon forthwith deposit in an interest bearing account with the Administrative Agent, as cash collateral for the Obligations, an amount equal to the maximum amount concurrently or at any time thereafter available to be drawn on all outstanding Letters of Credit, all without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding, and the Borrower hereby pledges to the Administrative Agent and the Lenders and grants to the Administrative Agent, the Lenders and the Issuing Bank a security interest in, all such cash as security for the Obligations.

                  (c) The Administrative Agent, with the concurrence of the Required Lenders, shall exercise all or part of the post-default rights granted to it and to them under the Loan Documents or under Applicable Law.

                  (d) Upon acceleration of the Notes, as provided in subsection
(a) or (b) of this Section 8.2, the Administrative Agent, upon request of the Required Lenders, shall have the right to the appointment of a receiver for the properties and assets of the Borrower and its Restricted Subsidiaries, and the Borrower, for itself and on behalf of its Restricted Subsidiaries, hereby consents to such rights and such appointment and hereby waives any objection the Borrower or any Restricted Subsidiary of the Borrower may have thereto or the right to have a bond or other security posted by the Administrative Agent on behalf of the Lenders, in connection therewith. The rights of the Administrative Agent under this Section 8.2(d) shall be subject to its prior compliance with the Communications Act and the FCC rules and policies promulgated thereunder to the extent applicable to the exercise of such rights.

                  (e) The rights and remedies of the Administrative Agent and the Lenders hereunder shall be cumulative, and not exclusive.

                  (f) In the event that the Administrative Agent establishes a cash collateral account as contemplated by this Section 8.2, the Administrative Agent shall invest all funds in such account in such investments as the Administrative Agent in its sole and absolute discretion deems appropriate. The Borrower hereby acknowledges and agrees that any interest earned on such funds shall be retained by the Administrative Agent as additional Collateral for the Obligations. Upon satisfaction in full of all Obligations, the Administrative Agent shall pay any amounts then held in such account to the Borrower.


                                    ARTICLE 9

                            The Administrative Agent

     Section 9.1 Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Facility B Loans and in its Notes irrevocably to appoint and authorize, the Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder as are delegated by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its directors, officers, employees, or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as determined by a final non-appealable judicial order of a court of competent jurisdiction.

     Section 9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys selected by it using reasonable care and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible to any Lender for the negligence or misconduct of any agents or attorneys selected by it with reasonable care.

     Section 9.3 Interest Holders. The Administrative Agent may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent under this Section 9.3, as the holder of all of the interests of such Lender in its Facility B Loans and in its Notes until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

     Section 9.4 Consultation with Counsel. The Administrative Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered by it in good faith in reliance thereon.

     Section 9.5 Documents. The Administrative Agent shall not be under any duty to examine, inquire into, or pass upon the validity, effectiveness, or genuineness of this Agreement, any Note, or any instrument, document, or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume that they are valid, effective, and genuine, have been signed or sent by the proper parties, and are what they purport to be.

     Section 9.6 Agents and Affiliates. With respect to the Facility B Commitments and the Facility B Loans, any Lender which is an Affiliate of the Administrative Agent shall have the same rights and powers hereunder as any other Lender, and the Administrative Agent and its other Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliates of, or Persons doing business with, the Borrower, as if it were not affiliated with the Administrative Agent and without any obligation to account therefor.

     Section 9.7 Responsibility of the Agents. The duties and obligations of the Administrative Agent under this Agreement are only those expressly set forth in this Agreement. The Administrative Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified by the Borrower, of such fact, or has been notified by a Lender in writing that such Lender considers that a Default or an Event of Default has occurred and is continuing, and such Lender shall specify in detail the nature thereof. The Administrative Agent shall not be liable hereunder for any action taken or omitted to be taken except for its own gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction. The Administrative Agent shall provide each Lender with copies of such documents received from the Borrower as such Lender may reasonably request.

         Section 9.8   Action by Administrative Agent.

                  (a) The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent shall have been instructed by the Required Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action, provided that the Administrative Agent shall not exercise any rights under Section 8.2(a) of this Agreement without the request of the Required Lenders unless time is of the essence, in which case, such action can be taken. The Administrative Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

                  (b) The Administrative Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement in accordance with the instructions of the Required Lenders (or, if so required, all Lenders), and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders. The Administrative Agent shall not be obligated to take any action which is contrary to law or which would, in its reasonable opinion, subject it to liability.

     Section 9.9 Notice of Default. In the event that the Administrative Agent or any Lender shall acquire actual knowledge, or shall have been notified in writing, of any Default, the Administrative Agent or such Lender shall promptly notify the Lenders and the Administrative Agent (provided failure to give such notice shall not result in any liability on the part of such Lender or Administrative Agent), and the Administrative Agent shall take such action and assert such rights under this Agreement as the Required Lenders shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Required Lenders shall fail to request that the Administrative Agent to take action or to assert rights under this Agreement in respect of any Default or Event of Default within ten
(10) days after their receipt of the notice of any Default or Event of Default from the Administrative Agent, or shall request inconsistent action with respect to such Default or Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it deems in its discretion to be advisable for the protection of the Lenders, except that, if the Required Lenders have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions unless time is of the essence, in which case, the Administrative Agent may act in accordance with its reasonable discretion.

     Section 9.10 Responsibility Disclaimed. The Administrative Agent shall not have any liability or responsibility whatsoever in their capacity as Administrative Agent:

                  (a) To the Borrower or any other Person or entity as a consequence of any failure or delay in performance by or any breach by, any Lender or Lenders of any of its or their obligations under this Agreement;

                  (b) To any Lender or Lenders, as a consequence of any failure or delay in performance by, or any breach by, (i) the Borrower of any of its obligations under this Agreement or the Notes or any other Loan Document (ii) any Restricted Subsidiary or any other obligor under any Loan Document;

                  (c) To any Lender or Lenders for any statements, representations, or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability, or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement; or

                  (d) To any Person for any act or omission other than that arising from gross negligence or willful misconduct of the Administrative Agent as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

     Section 9.11 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower) pro rata according to their respective Facility B Commitment Ratios, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including fees and expenses of experts, agents, consultants, and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent, as the case may be, as determined by a final, non-appealable judicial order of a court of competent jurisdiction. The provisions of this Section 9.11 shall survive the termination of this Agreement.

     Section 9.12 Credit Decision. Each Lender represents and warrants to each other and to the Administrative Agent that:

                  (a) In making its decision to enter into this Agreement and to make Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and that it has made an independent credit judgment, and that it has not relied upon information provided by the Administrative Agent; and

                  (b) So long as any portion of the Facility B Loans remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower.

     Section 9.13 Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time for cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be any Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties, and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9.13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.


                                   ARTICLE 10

                Change in Circumstances Affecting LIBOR Advances

     Section 10.1 LIBOR Basis Determination Inadequate. Notwithstanding anything contained herein which may be construed to the contrary, if with respect to any proposed LIBOR Advance for any Interest Period, the Administrative Agent determines after consultation with the Lenders that deposits in dollars (in the applicable amount) are not being offered to the Required Lenders in the relevant market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of the Lenders to make LIBOR Advances shall be suspended.

     Section 10.2 Illegality. If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law, or any change in interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain, or fund its LIBOR Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 10.2, such Lender shall designate a different lending office and shall take such alternative courses of action if such designation or courses of action will avoid the need for giving such notice and will not, in the good faith judgment of such Lender, be otherwise disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each affected LIBOR Advance of such Lender so affected, together with accrued interest thereon, either (a) on the last day of the then current Interest Period applicable to such Advance if such Lender may lawfully continue to maintain and fund such Advance to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such Advance to such day. Concurrently with repaying each affected LIBOR Advance of such Lender, notwithstanding anything contained in Article 2 hereof, the Borrower shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Base Rate Advance in an amount such that the outstanding principal amount of the Note held by such Lender shall equal the outstanding principal amount of such Note immediately prior to such repayment.

         Section 10.3        Increased Costs.

                  (a)      If any Regulatory Change:

                           (i) shall subject any Lender to any tax, duty, or other charge with respect to its obligation to make LIBOR Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its LIBOR Advances or in respect of any other amounts due under this Agreement in respect of its LIBOR Advances or its obligation to make LIBOR Advances (except for changes in the rate of tax on the overall net income of such Lender); or

                           (ii) shall impose, modify, or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System and any change in the LIBOR Reserve Percentage), special deposit, capital adequacy, assessment, or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by any Lender, or shall impose on any Lender or the eurodollar interbank borrowing market any other condition affecting its obligation to make such LIBOR Advances;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any such LIBOR Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Notes with respect thereto, then, on the earlier of demand by such Lender or the Maturity Date, the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 10.3 and will designate a different lending office and shall take alternative courses of action if such designation or courses of action will avoid the need for, or reduce the amount of, such compensation and will not, in the good faith judgment of such Lender, be otherwise disadvantageous to such Lender.

                  (b) A certificate of any Lender claiming compensation under this Section 10.3 and setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this
Section 10.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender, prepay in full the then outstanding affected LIBOR Advances of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.10 hereof. Concurrently with prepaying such LIBOR Advances, the Borrower shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Base Rate Advance in an amount such that the outstanding principal amount of the Notes held by such Lender shall equal the outstanding principal amount of such Notes immediately prior to such prepayment.

     Section 10.4 Effect On Other Advances. If notice has been given pursuant to
Section 10.1, 10.2 or 10.3 hereof suspending the obligation of any Lender to make any LIBOR Advance, or requiring LIBOR Advances of any Lender to be repaid or prepaid, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as to the LIBOR Advances shall, at the option of the Borrower, be made instead as Base Rate Advances.


                                   ARTICLE 11

                                  Miscellaneous

     Section 11.1 Notices.

                  (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, post-prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 11.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                           (i)      If to the Borrower, to it at:

                                    TV Guide, Inc.
                                    7140 South Lewis
                                    Tulsa, Oklahoma  74136-5422
                                    Attn:   Craig Waggy
                                    Telecopy No. (918) 488-4986

                           with a copy to:

                                    Sherman & Howard L.L.C.
                                    633 Seventeenth Street, Suite 3000
                                    Denver, Colorado  80202
                                    Attn:   Steven D. Miller, Esq.
                                    Telecopy No.:  (303) 298-0940

                           (ii)     If to the Administrative Agent, to it at:

                                    Bank of America National Trust and Savings
                                    Association
                                    555 South Flower Street
                                    11th Floor
                                    Los Angeles, California  90071
                                    Attn:   Janice Hammond
                                    Telecopy No.:  (213) 228-2299

                           with a copy to:

                                    Powell, Goldstein, Frazer & Murphy LLP
                                    191 Peachtree Street, N.E.
                                    16th Floor
                                    Atlanta, Georgia  30303
                                    Attn:  Douglas S. Gosden, Esq.
                                    Telecopy No.: (404) 572-6999

                           (iii) If to the Lenders, to them at the addresses set forth on Schedule 4 attached hereto.

Copies shall be provided to persons other than parties hereto only in the case of notices under Article 8 hereof and failure to provide such copies shall not affect the validity of the notice given to the primary recipient.

                  (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' written notice of such change to the other parties.

         Section 11.2      Expenses.  The Borrower agrees to promptly pay:

                  (a) All reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents executed on the Agreement Date, the transactions contemplated hereunder and thereunder, and the making of the initial Advances hereunder (whether or not such Advances are made) including, but not limited to, the fees and disbursements of counsel for the Administrative Agent;

                  (b) All reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of any waiver, amendment, or consent by the Administrative Agent and Lenders, or any of them, relating to this Agreement or the other Loan Documents whether or not executed, including, but not limited to, the fees and disbursements of counsel for the Administrative Agent; and

                  (c) All reasonable out-of-pocket costs and expenses of enforcement of rights and collection if an Event of Default occurs in the payment of the Notes, which in each case shall include fees and out-of-pocket expenses of counsel (including the allocated cost of in-house counsel) for the Administrative Agent and each of the Lenders, and the reasonable fees and out-of-pocket expenses of counsel and of any experts, agents, or consultants of the Administrative Agent and each of the Lenders.

     Section 11.3 Waivers. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent, the Required Lenders, or the Lenders in exercising any right shall operate as a waiver of such right. The Administrative Agent and the Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event the Lenders decide to fund a request for an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further requests for Advances or preclude the Lenders from exercising any rights available to the Lenders under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lenders or by the Required Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders' intent to require strict adherence to the terms of the Agreement in the future.

     Section 11.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, after the Maturity Date of either Commitment whether by acceleration or otherwise), the Administrative Agent and the Lenders and any subsequent holder or holders of the Notes are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by the Lenders or such holder to or for the credit or the account of the Borrower, against and on account of the obligations and liabilities of the Borrower, to the Lenders or such holder under this Agreement, the Notes, and any other Loan Document, including, but not limited to, all Obligations and any other claims of any nature or description arising out of or connected with this Agreement, the Notes, or any other Loan Document, irrespective of whether or not (a) the Administrative Agent and the Lenders or the holder of the Notes shall have made any demand hereunder or (b) the Administrative Agent and the Lenders shall have declared the principal of and interest on the Facility B Loans and Notes and other amounts due hereunder to be due and payable as permitted by Section 8.2 hereof and although said obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by the Administrative Agent, any Lender or any subsequent holder of the Notes shall be subject to the application of payments provisions of Article 2 hereof. Upon direction by the Administrative Agent, with the consent of the Required Lenders, after the Maturity Date (whether by reason of acceleration or otherwise) each Lender holding deposits of the Borrower shall exercise its set-off rights as so directed.

     Section 11.5 Assignment.

                  (a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each Lender.

                  (b) Each of the Lenders may at any time enter into assignment agreements or participations with respect to its interest hereunder and under the other Loan Documents with one or more other banks or other Persons, provided, that (i) all assignments (other than assignments described in clause
(ii) hereof) shall be in minimum principal amounts of $5,000,000 (unless the Borrower and the Administrative Agent otherwise consent), (ii) each Lender may sell assignments and participations of up to one hundred percent (100%) of its interest hereunder to (A) one or more affiliates of such Lender, (B) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank (no such assignment or participation shall relieve such Lender from its obligations hereunder) or (C) one or more Lenders, and
(iii) all assignments and participations (other than assignments and participations described in clause (ii) hereof and participations in Competitive Bid Loans) hereunder shall be subject to the following additional terms and conditions:

                                    (A) No such assignment shall be sold without
                  the written consent of the Administrative Agent, and prior to the occurrence of a Default, the Borrower, which consents shall not be unreasonably withheld.

                                    (B) Any Person purchasing a participation or
                  an assignment of the Facility B Loans from any Lender shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 4.1(n) hereof).

                                    (C) The Borrower, the Lenders, and the
                  Administrative Agent agree that assignments permitted hereunder (including the assignment of any Advance or portion thereof) may be made with all voting rights and shall be made pursuant to an Assignment and Assumption Agreement. An administrative fee of $3,500 shall be payable to the Administrative Agent by the assigning Lender at the time of any assignment hereunder.

                                    (D) No participation agreement shall confer
                  any rights under this Agreement or any other Loan Document to any purchaser thereof, or relieve any issuing Lender from any of its obligations under this Agreement, and all actions hereunder shall be conducted as if no such participation had been granted; provided, however, that any participation agreement may confer on the participant the right to approve or disapprove decreases in the interest rate, increases or forgiveness of the principal amount of the Facility B Loans participated in by such participant, decreases in fees, releases of the Collateral or guarantors, except for Collateral the sale or disposition of which is permitted hereunder, and extensions of the Maturity Date or other principal payment date for the Facility B Loans.

                                    (E) Each Lender agrees to provide the
                  Administrative Agent and the Borrower with prompt written notice of any issuance of assignments of its interests hereunder.

                                    (F) No assignment, participation or other
                  transfer of any rights hereunder or under the Notes shall be effected that would result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law.

                                    (G) No such assignment may be made to any
                  bank or other financial institution (x) with respect to which a receiver or conservator (including, without limitation, the Federal Deposit Insurance Corporation, the Resolution Trust Corporation or the Office of Thrift Supervision) has been appointed or (y) that has failed to meet any of the capital requirements of its primary regulator or insurer.

                                    (H) If applicable, each Lender shall, and
                  shall cause each of its assignees to provide to the Administrative Agent on or prior to the Agreement Date or effective date of any assignment, as the case may be, an appropriate Internal Revenue Service form as required by Applicable Law supporting such Lender's position that no withholding by the Borrower or the Administrative Agent for U.S. income tax payable by the Lender in respect of amounts received by it hereunder is required. For purposes of this Agreement, an appropriate Internal Revenue Service form shall mean Form 1001 (Ownership Exemption or Reduced Rate Certificate of the U.S. Department of Treasury), or Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States), or any successor or related forms adopted by the relevant U.S. taxing authorities.

                  (c) Except specifically set forth in Section 11.5(b) hereof, nothing in this Agreement or the Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Notes.

                  (d) In the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties hereto as if no such participation had been sold.

     Section 11.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     Section 11.7 Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the internal laws of the State of New York applicable to agreements made and to be performed in New York. If any action or proceeding shall be brought by the Administrative Agent or any Lender hereunder or under any other Loan Document in order to enforce any right or remedy under this Agreement or under any Note or any other Loan Document, the Borrower hereby consents and will, and the Borrower will cause each Restricted Subsidiary to, submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Borrower, for itself and on behalf of its Restricted Subsidiaries, hereby agrees that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrower at the address given in Section 11.1 hereof and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Borrower agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

     Section 11.8 Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 11.9 Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

     Section 11.10 Interest.

                  (a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or is inadvertently received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Lender in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

                  (b) Notwithstanding the use by the Lenders of the "prime rate," the LIBO Rate and the Federal Funds Rate as reference rates for the determination of interest on the Facility B Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates tied to such reference rates.

     Section 11.11 Entire Agreement. Except as otherwise expressly provided herein, this Agreement, the Notes, and the Loan Documents to which the Borrower is a party embody the entire Agreement and understanding among the parties hereto and thereto and supersede all prior agreements, understandings, and conversations relating to the subject matter hereof and thereof.

     Section 11.12 Amendment and Waiver. Neither this Agreement nor any term hereof nor any Loan Document may be amended orally, nor may any provision hereof be waived orally, but only by an instrument in writing signed by the Required Lenders or the Borrower, as the case may be, and, in the case of an amendment, by the Borrower and the Required Lenders, except that in the event of (a) any decrease (other than pro rata) or increase in the amount of the Facility B Commitments, (b) any change in the timing of, or reduction of the amount of, payments of principal, interest, and fees due hereunder, (c) any release or impairment of collateral or any guaranty issued in favor of the Administrative Agent and the Lenders (except in connection with any asset sale permitted hereunder), (d) any waiver of any Event of Default due to the failure by the Borrower to pay any sum due hereunder, (e) any amendment of this Section 11.12,
Section 11.5(a) or of the definition of Required Lenders, or (f) any waiver of any condition precedent specified in Section 3.1 to the initial Advance hereunder, any amendment or waiver may be made only by an instrument in writing signed by each of the Lenders and, in the case of an amendment, also by the Borrower. Any amendment to any provision hereunder governing the rights, obligations, or liabilities of the Administrative Agent in its capacity as such, may be made only by an instrument in writing signed by such affected Person and by each of the Lenders.

     Section 11.13 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Administrative Agent and each Lender to enter into or maintain business relationships with the Borrower, or any of its Affiliates, beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

     Section 11.14 Confidentiality. Each Lender and the Administrative Agent agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that (a) nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Administrative Agent or any other Lender, (v) in connection with any litigation to which any one or more of the Lenders or the Administrative Agent is a party, or (vi) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have agreed to keep such information confidential as set forth herein, and (b) in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower.

     Section 11.15 Survival of Various Provisions. Notwithstanding anything herein which may be construed to the contrary, rights pursuant to Sections 2.9(c), 2.10, 2.14(f), 5.11, 9.11 and 10.3 hereof shall survive the termination of this Agreement and the payment and performance of all other Obligations.

     Section 11.16 Senior Debt. The Obligations are secured by the Security Documents and are intended by the parties hereto to be in parity with the Interest Hedge Agreement and senior in right of payment to all other Indebtedness of the Borrower.


                                   ARTICLE 12

                              Waiver of Jury Trial

     Section 12.1 Waiver of Jury Trial. THE BORROWER, FOR ITSELF AND ON BEHALF OF ITS RESTRICTED SUBSIDIARIES, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY AGREE TO WAIVE AND HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, ANY OF ITS RESTRICTED SUBSIDIARIES, ANY OF THE LENDERS, THE ADMINISTRATIVE AGENT OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION
12.1. EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NONE OF THE REPRESENTATIVES, AGENTS OR ATTORNEYS OF THE ADMINISTRATIVE AGENT OR ANY LENDER HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCLOSED BY AND TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

                  [Remainder of Page Intentionally Left Blank]

                                                      TV GUIDE, INC.
                                                      FACILITY B LOAN AGREEMENT
                                                        Signature Page 22
         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed by their duly authorized officers, all as of the day and year first above written.

BORROWER:                                   UNITED VIDEO SATELLITE GROUP, INC.,
                                            a Delaware corporation


                                            By:      /s/
                                                     Title:

ADMINISTRATIVE AGENT:                       BANK OF AMERICA NATIONAL TRUST AND
                                            SAVINGS ASSOCIATION


                                            By:      /s/
                                                     Its:

ISSUING BANK AND LENDERS:                   BANK OF AMERICA NATIONAL TRUST AND
                                            SAVINGS ASSOCIATION, as Issuing
                                            Bank and as a Lender


                                            By:      /s/
                                                     Its:

                                            TORONTO DOMINION (TEXAS) INC., as a
                                            Lender


                                            By:      /s/
                                                     Its:

                                            THE BANK OF NEW YORK COMPANY, INC.,
                                            as a Lender


                                            By:      /s/
                                                     Its:

                                            CREDIT LYONNAIS NEW YORK BRANCH, as
                                            a Lender


                                            By:      /s/
                                                     Its:

                                            BANCA COMMERCIALE ITALIANA, NEW YORK
                                            BRANCH, as a Lender


                                            By:      /s/
                                                     Its:

                                            By:      /s/
                                                     Its:

                                            BANK OF HAWAII, as a Lender


                                            By:      /s/
                                                     Its:

                                            BANK OF OKLAHOMA, N.A., as a Lender


                                            By:      /s/
                                                     Its:

                                            BANKBOSTON, N.A., as a Lender


                                            By:      /s/
                                                     Its:

                                            BANQUE NATIONALE DE PARIS, as a
                                            Lender


                                            By:      /s/
                                                     Its:

                                            By:       /s/
                                                     Its:

                                            BARCLAYS BANK, PLC, as a Lender


                                            By:      /s/
                                                     Its:

                                            By:      /s/
                                                     Its:

                                            THE BANK OF NOVA SCOTIA, as a Lender


                                            By:      /s/
                                                     Its:

                                            CITIBANK, N.A., as a Lender


                                            By:      /s/
                                                     Its:

                                            COMPAGNIE FINANCIERE DE CIC ET DE
                                            L'UNION EUROPEENNE, as a Lender


                                            By:      /s/
                                                     Its:

                                            By:      /s/
                                                     Its:

                                            THE DAI-ICHI KANGYO BANK, LTD., as a
                                            Lender


                                            By:      /s/
                                                     Its:

                                            ERSTE BANK DER OESTERREICHISCHEN
                                            SPARKASSEN, as a Lender


                                            By:      /s/
                                                     Its:

                                            By:      /s/
                                                     Its:

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                                            FIRST UNION NATIONAL BANK, as a
                                            Lender


                                            By:      /s/
                                                     Its:

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                                            FLEET NATIONAL BANK, as a Lender


                                            By:      /s/
                                                     Its:

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                                            KBC BANK, N.V., as a Lender


                                            By:      /s/
                                                     Its:

                                            By:      /s/
                                                     Its:

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                                            LLOYDS BANK, PLC, as a Lender


                                            By:      /s/
                                                     Its:

                                            By:      /s/
                                                     Its:

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                                            LOCAL FEDERAL BANK, FSB, as a Lender


                                            By:      /s/
                                                     Its:


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                                            MELLON BANK, N.A., as a Lender


                                            By:      /s/
                                                     Its: